                                                                    Exhibit 99.1




                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                           DATED AS OF JUNE 28, 1995
                                BY AND BETWEEN
                       THE CHRONICLE PUBLISHING COMPANY
                                      AND
                           TELE-COMMUNICATIONS, INC.

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                           DATED AS OF JUNE 28, 1995
                                BY AND BETWEEN
                       THE CHRONICLE PUBLISHING COMPANY
                                      AND
                           TELE-COMMUNICATIONS, INC.

                               TABLE OF CONTENTS
                                  __________


                                   ARTICLE I
                                  THE MERGER

     1.1  Closing and Closing Date..............................2
     1.2  The Merger............................................2
     1.3  Effective Time of the Merger..........................3

                                  ARTICLE II
                          CONVERSION OF CAPITAL STOCK

     2.1  Conversion of Stock...................................4
     2.2  Conversion Number.....................................4
     2.3  Definitions Relating to Subscribers...................7
     2.4  Provisions Relating to Debt..........................10
     2.5  Procedures for Determining Purchase Price............12
     2.6  Escrowed Shares......................................13
     2.7  Alternative Merger Consideration.....................14
     2.8  Exchange of Certificates.............................16
     2.9  Distribution With Respect to Shares Represented by
          Unsurrendered Chronicle Stock Certificates...........18
     2.10 No Fractional Shares.................................19
     2.11 No Liability.........................................19
     2.12 Lost Certificates....................................19
     2.13 Dissenting Shares....................................20

                                  ARTICLE III
                              OTHER TRANSACTIONS

     3.1  Contribution of Assets to and Assumption of
          Liabilities by Spinco................................20
     3.2  Distribution of Spinco Common Stock and AAA Notes....23
     3.3  Prepayment of Certain Indebtedness...................24

                                  ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF CHRONICLE

     4.1  Organization and Authority; Binding Effect...........25

     4.2  No Breach............................................25
     4.3  Governmental Consents and Approvals..................26
     4.4  Recommendations of the Board of Directors............26
     4.5  Capitalization.......................................26
     4.6  Financial Statements.................................27
     4.7  Absence of Certain Changes...........................27
     4.8  Absence of Undisclosed Liabilities...................27
     4.9  Compliance With Law; Litigation......................28
     4.10 Title to Assets......................................28
     4.11 Real Property........................................29
     4.12 Tangible Personal Property...........................29
     4.13 Intangible Property..................................29
     4.14 Material Contracts...................................29
     4.15 Cable Systems........................................30
     4.16 Brokers and Finders..................................32
     4.17 Taxes................................................32
     4.18 Employees; Labor Relations...........................33
     4.19 Employee Benefit Plans...............................33
     4.20 Environmental Matters................................34
     4.21 Transactions with Affiliates.........................35

                                   ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF ACQUIROR

     5.1  Organization and Authority; Binding Effect...........35
     5.2  No Breach............................................36
     5.3  Governmental Consents and Approvals..................36
     5.4  Capitalization.......................................37
     5.5  SEC Reports..........................................37
     5.6  Financial Statements.................................37
     5.7  Absence of Certain Changes...........................38
     5.8  Absence of Undisclosed Liabilities...................38
     5.9  Compliance with Law..................................38
     5.10 Brokers and Finders..................................39
     5.11 Taxes................................................39

                                  ARTICLE VI
                    COVENANTS REGARDING CONDUCT OF BUSINESS

     6.1  Conduct of Business of Western.......................40
     6.2  Conduct of Business of Acquiror......................42

                                  ARTICLE VII
                               OTHER AGREEMENTS

     7.1  No Solicitation......................................42

     7.2  Access to Information................................42
     7.3  Private Placement Information; Registration of
          Acquiror Common Stock................................42
     7.4  Reasonable Best Efforts..............................52
     7.5  Public Announcements.................................52
     7.6  Notification.........................................52
     7.7  Meeting of Shareholders of Chronicle.................52
     7.8  Regulatory and Other Authorizations..................53
     7.9  Further Assurances...................................54
     7.10 Internal Revenue Service Ruling......................55
     7.11 Records Retention....................................55
     7.12 Chronicle Name.......................................56
     7.13 Tax Matters..........................................56
     7.14 Employee Benefits; Employee Matters..................60
     7.15 Bay TV Joint Venture.................................61
     7.16 Environmental Reports................................61
     7.17 Approval of Acquiror's Board of Directors............61
     7.18 Suspension of Chronicle's Covenants..................61

                                 ARTICLE VIII
                             CONDITIONS TO CLOSING

     8.1  Conditions to the Obligations of Chronicle and
          Acquiror.............................................61
     8.2  Conditions to the Obligations of Chronicle...........62
     8.3  Conditions to Obligations of Acquiror................64
     8.4  Exception to Conditions to Obligations of Acquiror...66

                                  ARTICLE IX
                                  TERMINATION

     9.1  Termination..........................................66
     9.2  Effect of Termination................................67
     9.3  Fees and Expenses....................................67

                                   ARTICLE X
                                 MISCELLANEOUS

     10.1  Survival of Representations and Warranties..........68
     10.2  Entire Agreement....................................68
     10.3  Notices.............................................68
     10.4  GOVERNING LAW.......................................70
     10.5  Rules of Construction...............................70
     10.6  Parties in Interest.................................70
     10.7  Counterparts........................................70
     10.8  Payment of Expenses.................................70
     10.9  No Personal Liability...............................70
     10.10 Binding Effect; Assignment..........................71

     10.11 Amendment...........................................71
     10.12 Extension; Waiver...................................71
     10.13 Legal Fees; Costs...................................71
     10.14 Alternative Structure of Contribution and
           Distribution........................................71
     10.15 Time................................................72

                                  ARTICLE XI
                                  DEFINITIONS

     11.1  Terms Defined Elsewhere in this Agreement...........72
     11.2  Terms Defined in this Section.......................75

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

      This Agreement and Plan of Merger and Reorganization (this "Agreement"), dated as of June 28, 1995, is made by and between The Chronicle Publishing Company, a Nevada corporation ("Chronicle"), and Tele-Communications, Inc., a Delaware corporation ("Acquiror").

                            PRELIMINARY STATEMENTS

      The Board of Directors of Chronicle has approved a plan of distribution pursuant to which, subject to the terms and conditions of this Agreement, Chronicle would form a new Nevada corporation ("Spinco"), and contribute to Spinco, in exchange for all the capital stock of Spinco and other undertakings of Spinco as set forth in a Contribution and Assumption Agreement, the form of which is attached to this Agreement as Exhibit A, all the assets of Chronicle except those relating to the cable television operations of its Western Communications division ("Western") and an undivided 49% interest in certain assets relating to the operation of the local cable television network distributed in the San Francisco Bay area under the name "Bay TV" as described in Section 3.1(a) of this Agreement, and subsequent to such contribution, Chronicle would distribute all the shares of capital stock of Spinco and the AAA Notes (as defined herein) to the shareholders of Chronicle in the manner described in this Agreement.

      The Boards of Directors of Chronicle and, subject to the provisions of
Section 7.17, Acquiror have each determined that it is in the best interests of their respective corporations and shareholders that, following the contribution and distribution described in the preceding paragraph, Chronicle merge with and into Acquiror, as a result of which the shareholders of Chronicle immediately prior to such merger would become shareholders of Acquiror.

      Chronicle and Acquiror intend that, for federal income tax purposes, the transactions contemplated by this Agreement will qualify as one or more tax-free reorganizations within the meaning of Section 368(a)(1)(D), Section 355, and Section 368(a)(1)(A) of the Code, and this Agreement is adopted as a plan of reorganization.

      This Agreement constitutes a plan of merger with respect to the Merger for purposes of Section 78.451 of the Nevada Corporation Law and an agreement of merger with respect to the Merger for purposes of Section 252 of the Delaware Corporation Law.

      Certain capitalized terms used in this Agreement are defined in Article XI or in the sections of this Agreement indicated in Article XI.

      NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, and agreements set forth below, the parties to this Agreement agree as follows:

                                   ARTICLE I
                                  THE MERGER

     1.1    Closing and Closing Date.
            ------------------------

            (a)   Closing.  On the later of (i) January 9, 1996, or (ii) as
                  -------
soon as practicable after the satisfaction or, to the extent permitted by law, waiver of the conditions set forth in Article VIII, (but, subject to Section 1.1(b), no later than ten business days after the satisfaction or waiver of the conditions set forth in Section 8.1 (other than the conditions in Section 8.1(d) and Section 8.1(f)), Section 8.2(e), Section 8.2(i), Section 8.3(c),
Section 8.3(d), Section 8.3(e), Section 8.3(f), Section 8.3(g), Section 8.3(h),
Section 8.3(i), Section 8.3(k), and Section 8.3(l)) and, in the case of (i) or
(ii) above, immediately prior to the filing of the Articles of Merger and the Certificate of Merger, a closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooper, White & Cooper, San Francisco, California, or on such other date and at such other location as the parties may agree in writing.

            (b)   Postponement of Closing.  If Acquiror makes a public
                  -----------------------
announcement during the period that, but for an election by Chronicle or Acquiror pursuant to this Section 1.1(b), would be the period of 20 trading days ending on the third trading day preceding the Closing Date, and either Acquiror's financial adviser has advised Acquiror or Chronicle's financial adviser has advised Chronicle that such announcement would reasonably be expected to have a temporary effect on the price of Acquiror Common Stock, either Acquiror or Chronicle may, by written notice given to the other party not later than three business days after such announcement, elect to delay the Closing until the thirtieth trading day after such announcement. If Acquiror commences or announces an intention to commence a tender offer for any outstanding shares of Acquiror Common Stock and the last day on which Acquiror accepts shares for purchase pursuant to such tender offer (or, if applicable, the date on which Acquiror otherwise terminates or abandons such tender offer) is within thirty trading days prior to the date that, but for an election by Chronicle or Acquiror pursuant to this Section 1.1(b), would be the Closing Date, either Chronicle or Acquiror may, by written notice to the other party, elect to delay the Closing until the thirtieth trading day following the last day on which Acquiror accepts shares for purchase pursuant to such tender offer (or, if applicable, the date on which Acquiror otherwise terminates or abandons such tender offer).

            (c)   Closing Date Defined.  The date on which the Closing
                  --------------------
occurs is referred to in this Agreement as the "Closing Date."

     1.2    The Merger.  Subject to the terms and conditions of this
            ----------
Agreement, the Nevada Corporation Law, and the Delaware Corporation Law, at the Effective Time, Chronicle shall be merged with and into Acquiror (the "Merger") and the separate existence of Chronicle shall cease and Acquiror shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). From and after the Effective Time, and without any further action on the part of any

Person, the Merger will have all the effects provided by applicable law, including Section 78.459 of the Nevada Corporation Law and Section 259 of the Delaware Corporation Law, the effects described in Section 2.1 with respect to the capital stock of Chronicle and Acquiror, and, subject to applicable law, the following additional effects:

            (a)   Certificate of Incorporation.  At the Effective Time, the
                  ----------------------------
Certificate of Incorporation of Acquiror, as in effect immediately prior to the Effective Time, shall become the Certificate of Incorporation of the Surviving Corporation, and such Certificate of Incorporation may thereafter be amended as provided therein and by the Delaware Corporation Law.

            (b)   Bylaws.  At the Effective Time, the Bylaws of Acquiror,
                  ------
as in effect immediately prior to the Effective Time, shall become the Bylaws of the Surviving Corporation, and such Bylaws may thereafter be amended or repealed in accordance with their terms and the Certificate of Incorporation of the Surviving Corporation and as provided by the Delaware Corporation Law.

            (c)   Directors.  At the Effective Time, the directors of
                  ---------
Acquiror immediately prior to the Effective Time shall become the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and the Delaware Corporation Law and until the earlier of his or her resignation or removal or until his or her successor is duly elected and qualified, as the case may be.

            (d)   Officers.  At the Effective Time, the officers of
                  --------
Acquiror immediately prior to the Effective Time shall become the officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and the Delaware Corporation Law and until the earlier of his or her resignation or removal or until his or her successor is duly appointed and qualified, as the case may be.

            (e)   Properties and Liabilities.  At the Effective Time, all
                  --------------------------
the properties, rights, privileges, powers, and franchises of Chronicle and Acquiror shall vest in the Surviving Corporation, and all debts, liabilities, and duties of Chronicle and Acquiror shall become the debts, liabilities, and duties of the Surviving Corporation.

     1.3    Effective Time of the Merger.  Subject to the terms and
            ----------------------------
conditions in this Agreement, the parties shall (a) prepare, sign, and acknowledge, in accordance with the Nevada Corporation Law, articles of merger (the "Articles of Merger") and deliver the Articles of Merger to the Secretary of State of the State of Nevada for filing pursuant to the Nevada Corporation Law on the Closing Date, and (b) prepare, execute, and acknowledge, in accordance with the Delaware Corporation Law, a certificate of merger (the "Certificate of Merger") and deliver the Certificate of Merger to the Secretary of State of the State of Delaware for filing pursuant to the Delaware Corporation Law on the Closing Date. The Merger shall become effective upon the later of the filing of the Articles of Merger with the Secretary of State of the State of Nevada or the filing of the Certificate of Merger with the Secretary of State of the State of Delaware. As used in this Agreement, the "Effective

Time" means the later of the time at which the Articles of Merger are filed with the Secretary of State of the State of Nevada or the time at which the Certificate of Merger is filed with the Secretary of State of the State of Delaware.

                                  ARTICLE II
                          CONVERSION OF CAPITAL STOCK

     2.1    Conversion of Stock.  At the Effective Time, by virtue of the
            -------------------
Merger and without any action on the part of the holder of any shares of capital stock of any corporation:

            (a) Subject to Section 2.7, each share of Common Stock, $0.01 par value per share, of Chronicle ("Chronicle Common Stock") issued and outstanding immediately prior to the Effective Time (except shares subject to Section 2.1(b) and, to the extent provided in Section 2.13, Dissenting Shares) shall be converted into and shall thereafter evidence and become (i) that number of validly issued, fully paid, and nonassessable shares of Class A Common Stock, $1.00 par value per share, having one vote per share, of Acquiror or, if applicable, any successor class or series of Acquiror's common stock resulting from a redesignation of such Class A Common Stock in connection with an Acquiror Restructuring ("Acquiror Class A Common Stock"), equal to the Conversion Number, (ii) that number of validly issued, fully paid, and nonassessable shares of each class of Other Acquiror Common Stock, if any, equal to the product of the Conversion Number times the Other Acquiror Common Stock Ratio applicable to such class of Other Acquiror Common Stock, and (iii) the right to receive cash in lieu of fractional shares in accordance with
Section 2.10. "Acquiror Common Stock" means, collectively, Acquiror Class A Common Stock and any class of Other Acquiror Common Stock (as determined in accordance with Section 2.7).

            (b) Each share of the capital stock of Chronicle issued and outstanding immediately prior to the Effective Time and owned directly or indirectly by Chronicle as treasury stock, if any, shall be cancelled and retired, and no Acquiror Common Stock or other consideration shall be delivered in exchange therefor.

            (c) Each share of the capital stock of Acquiror issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding.

     2.2    Conversion Number.  For purposes of this Agreement:
            -----------------

            (a) The "Conversion Number" shall be equal to the quotient of the Chronicle Common Stock Value divided by the Acquiror Common Stock Value (rounded to the nearest one-thousandth).

            (b) The "Chronicle Common Stock Value" shall equal the quotient of the Purchase Price divided by the number of shares of Chronicle Common Stock issued and outstanding immediately prior to the Effective Time (excluding shares subject to Section 2.1(b) and any Dissenting Shares).

            (c) The "Acquiror Common Stock Value" shall equal the sum of the Average Trading Price of Acquiror Class A Common Stock as of the Closing Date plus, with respect to each class of Other Acquiror Common Stock, the product of the Average Trading Price of such class of Other Acquiror Common Stock as of the Closing Date times the Other Acquiror Common Stock Ratio applicable to such class of Other Acquiror Common Stock. Notwithstanding the foregoing, if the Acquiror Common Stock Value as calculated pursuant to the preceding sentence and without regard to this sentence (i) is less than the Minimum Value, then the Acquiror Common Stock Value shall be equal to the Minimum Value, and (ii) is greater than the Maximum Value, then the Acquiror Common Stock Value shall be equal to the Maximum Value.

            (d) The "Minimum Value" shall be $20.00 and the "Maximum Value" shall be $24.00, subject, in each case, to adjustment as provided below:

                  (i) If between the date of this Agreement and the Effective Time Acquiror shall (A) pay a dividend or make a distribution on outstanding shares of any class of Acquiror Common Stock in shares of Acquiror Class A Common Stock, (B) subdivide the then outstanding shares of Acquiror Class A Common Stock into a greater number of shares of Acquiror Class A Common Stock or (C) combine the then outstanding shares of Acquiror Class A Common Stock into a smaller number of shares of Acquiror Class A Common Stock, then the Minimum Value and the Maximum Value then in effect shall be adjusted by multiplying each by a fraction, the numerator of which is the number of shares of Acquiror Class A Common Stock outstanding immediately before the event giving rise to such adjustment and the denominator of which is the number of shares of Acquiror Class A Common Stock outstanding immediately after such event.

                  (ii) If between the date of this Agreement and the Effective Time Acquiror shall pay a dividend or make a distribution on outstanding shares of Acquiror Class A Common Stock in the form of cash, securities or other assets (other than any cash dividend payable out of earnings or any dividend or distribution in the form of Acquiror Common Stock or in the form of any rights to acquire stock of the kind described in Section 2.7(d)), then the Minimum Value and the Maximum Value then in effect shall be adjusted by multiplying each by a fraction, the numerator of which is the Average Trading Price of Acquiror Class A Common Stock on the record date of such dividend or distribution less the amount of cash or the fair market value on such record date (as reasonably determined by Acquiror's Board of Directors) of the portion of the securities or other assets so to be distributed that is applicable to one share of Acquiror Class A Common Stock, and the denominator of which is the Average Trading Price of Acquiror Class A Common Stock on such record date.

                  (iii) If between the date of this Agreement and the Effective Time Acquiror shall pay a dividend or make a distribution on outstanding shares of any class of Acquiror's capital stock other than Acquiror Class A Common Stock in the form of cash, securities or other assets (other than any cash dividend payable out of earnings, any dividend payable on any class or series of preferred stock of Acquiror in accordance with the terms thereof, any dividend or distribution in the form of shares of any class of Acquiror Common Stock or of shares of any class of Acquiror's common stock that are identical to shares of Other Acquiror Common Stock except for voting rights and that are distributed on outstanding shares of Acquiror's Class B Common Stock, par value $1.00 per share (including, if applicable, any successor class or series of Acquiror's common stock resulting from a redesignation of such Class B Common Stock in connection with an Acquiror Restructuring, "Acquiror Class B Common Stock"), or any dividend or distribution in any form that is paid or made pro rata on shares of Acquiror Class A Common Stock and Acquiror Class B Common Stock as if Acquiror Class A Common Stock and Acquiror Class B Common Stock were a single class, treating as a pro rata dividend or distribution for this purpose any dividend or distribution on shares of Acquiror Class B Common Stock that is paid or made in shares of that class in the same proportion as a contemporaneous dividend or distribution on shares of Acquiror Class A Common Stock in shares of that class) then the Minimum Value and the Maximum Value then in effect shall be adjusted by multiplying each by a fraction, the numerator of which is the sum of (A) the product of the Average Trading Price of Acquiror Class A Common Stock on the record date of such dividend or distribution and the number of shares of Acquiror Class A Common Stock outstanding on such date and (B) the product of the Average Trading Price of Acquiror Class B Common Stock on such record date and the number of shares of Acquiror Class B Common Stock outstanding on such date minus (C) the amount of cash or the fair market value on such record date (as reasonably determined by Acquiror's Board of Directors) of the securities or other assets so to be distributed, and the denominator of which is the sum of
(A) and (B) above.

                  (iv) If any event involving distributions with respect to or any changes in the number of outstanding shares of capital stock of Acquiror occurs as to which in the reasonable opinion of Acquiror, acting in good faith, the other provisions of this Section 2.2(d) are not strictly applicable but the failure to make an adjustment in the Minimum Price or the Maximum Price would be inconsistent with the general intent and principles reflected in such provisions, or if strictly applicable would be inconsistent with the general intent and principles reflected in such provisions, then Acquiror, by action of its Board of Directors, shall make an adjustment, on a basis that Acquiror's Board of Directors determines reasonably and in good faith is consistent with such general intent and principles. Acquiror will respond reasonably and in good faith to any request by Chronicle that Acquiror's Board of Directors make a determination pursuant to this Section 2.2(d)(iv). Acquiror may, at its election, request that Chronicle approve such an adjustment, and if Chronicle, by action of its Board of Directors, grants such approval, Acquiror shall be deemed to have acted reasonably and in good faith in making that adjustment. The failure of Acquiror to request such approval or of Chronicle to approve such a request shall not be construed as in any way affecting the rights of any of the parties.

            (e) "Average Trading Price" of Acquiror Class A Common Stock, Acquiror Class B Common Stock, or any class of Other Acquiror Common Stock shall equal, as of a particular date, the average of the reported closing market prices of such stock for the 20 consecutive trading days (or, if a market for such stock first comes into being less than 23 trading days before the date of determination, those trading days for which reported market prices for such stock are available) ending on the third trading day prior to such date. The closing market price for each day in question shall be the last sale price, regular way or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system of the principal national securities exchange on which such stock is listed or admitted to trading or, if such stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if no such sale price is quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq National Market System ("Nasdaq") or such other system then in use or, if on any such trading day such capital stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by the professional market maker who has been most active in making a market in such capital stock during the preceding 12 months. The Average Trading Price of such stock shall be appropriately adjusted to reflect the effects of any stock dividend, stock split, reclassification, recapitalization or combination affecting such stock, the record date, ex-dividend date or similar date of which occurs during the period in which the Average Trading Price is to be determined or thereafter prior to the Effective Time.

            (f)   The "Purchase Price" means $565,580,146 reduced by the sum of
(A) the product of the Per Subscriber Reduction Amount times the amount, if any, by which the number of Basic Subscribers of Western as of the Closing Date is less than the Subscriber Target as of the Closing Date (the "Subscriber Shortfall"), (B) the aggregate principal amount of the Retained Chronicle Debt immediately prior to the Effective Time, and (C) the aggregate amount of interest accrued but unpaid on the Retained Chronicle Debt immediately prior to the Effective Time.

     2.3    Definitions Relating to Subscribers.  For purposes of this
            -----------------------------------
Agreement:

            (a) The "Subscriber Target" and the "Per Subscriber Reduction Amount" shall be (i) if the Closing Date is on the first day of a calendar month, the number of Basic Subscribers and the dollar amount set forth below next to the last day of the calendar month immediately preceding the Closing Date, (ii) if the Closing Date is on the last day of a calendar month, the number of Basic Subscribers and the dollar amount set forth below next to the last day of the calendar month on which the Closing Date occurs, or (iii) if the Closing Date is on a day other than the first day or the last day of a calendar month, the "Subscriber Target" shall be the sum of the number of Basic Subscribers set forth below next to the last day of the calendar month immediately preceding the calendar month in which the Closing occurs plus the pro rata amount of the difference between the number of Basic Subscribers set forth below next to the last day of the calendar month in which the Closing occurs, and the number of Basic Subscribers set forth below next to the last day of the calendar month immediately preceding the calendar month in which the Closing occurs and the "Per Subscriber Reduction Amount" shall be the dollar amount set forth below next to the last day of the calendar month immediately preceding the calendar month in which the Closing occurs minus the pro rata amount of the difference between the dollar amount set forth below next to the last day of the calendar month in which the Closing occurs and the dollar amount set forth below next to the last day of the calendar month immediately preceding the calendar month in which the Closing occurs.

     MONTH                     SUBSCRIBER TARGET            PER SUBSCRIBER

December 31, 1995         331,000 Basic Subscribers             $1,707
January 31, 1996          331,400 Basic Subscribers             $1,705
February 29, 1996         331,700 Basic Subscribers             $1,705
March 31, 1996            332,000 Basic Subscribers             $1,703


            (b) "Basic Subscribers" means, as of any date of determination, the sum of Household Basic Subscribers and Equivalent Basic Subscribers; provided, however, that in no event shall the number of Broadcast Basic Subscribers included in the calculation of the number of Basic Subscribers exceed 11,700.

            (c) "Household Basic Subscribers" means, as of any date of determination, the total number of households subscribing on such date to cable television services offered by Western and paying standard monthly service fees and charges imposed by Western for Broadcast Basic Service, other than:

                  (i) "second outlets," as such term is commonly understood in the cable television industry;

                  (ii)  commercial and bulk subscribers;

                  (iii) any subscriber who is more than 60 days past due (measured from the first day of the monthly billing period during which the service to which such billings relate is provided) in the payment of any amount due to Western in excess of $5.00;

                  (iv) any subscriber who has not paid at least one full month's payment for Broadcast Basic Service before the Closing Date, except with respect to subscribers pending connection to the cable television services offered by Western in accordance with the last paragraph of this Section 2.3(c);

                  (v) any subscriber who is pending disconnection for any reason other than non-payment for cable service and 10% of subscribers who are pending disconnection due to non-payment for cable service; and

                  (vi) any subscriber who was solicited by Western within 90 days prior to the Closing Date to purchase any cable television services by any promotions or by offers of discounts other than those that are consistent with the promotions and offers of discount of Western as set forth on Schedule 2.3(c).

After making the adjustments described in clauses (i) through (vi) above, there shall be added to the total number of Household Basic Subscribers as so determined 80% of subscribers pending connection to the cable television services offered by Western. Pending disconnections, pending non-pay disconnections and pending connections shall be determined in accordance with Western's policies and practices for such activities, as described on Schedule 2.3(c).

            (d) "Broadcast Basic Service" means, with respect to any subscriber of Western, the lowest tier of cable television service offered to such subscriber by Western.

            (e) "Broadcast Basic Subscribers" means, as of any date of determination, the number of Household Basic Subscribers subscribing to Broadcast Basic Service who do not subscribe to Expanded Basic Service.

            (f) "Equivalent Basic Subscribers" means, as of any date of determination, the sum of the quotients obtained for each System of Western by dividing (i) the amount billed by Western to commercial or bulk subscribers of such System for the sale of Broadcast Basic Service or Expanded Basic Service, whether on a discounted or undiscounted basis, during the most recent calendar month ended prior to the date of determination, by (ii) the average monthly rate of such System for such month, where the "average monthly rate" of a System as of any month equals the sum of:

                  (A) the total revenues received by Western during such month from the sale of Broadcast Basic Service to Household Basic Subscribers of such System divided by the number of Household Basic Subscribers of such System as of the last day of such month, plus

                  (B) the total revenues received by Western during such month from the sale of Expanded Basic Service (excluding any charge for Broadcast Basic Service) to Household Basic Subscribers of such System divided by the number of Household Basic Subscribers of such System as of the last day of such month who purchase Expanded Basic Service.

      For purposes of Section 2.3(f)(i) above, the amount billed by Western to any commercial or bulk subscriber shall exclude:

                  (i) billings in excess of a single month's charges for such subscriber's account;

                  (ii) all billings to any subscriber who is more than 60 days past due (measured from the first day of the monthly billing period during which the service to which such billings relate is provided) in the payment of any amount due to Western in excess of $5.00;

                  (iii) that portion of the billings to any subscriber that represents an installation or other non-recurring charge, a charge for equipment or for any outlet or connection other than the first outlet or first connection in any single family household or in any individual apartment or rental unit of a bulk account, a charge for any tiered service other than Expanded Basic Service whether or not included within a premium programming service, or a pass-through charge for sales taxes, line-itemized franchise fees and charges, and similar charges;

                  (iv) all billings to a subscriber who has not paid for at least one full month's service, except with respect to subscribers pending connection to the cable television services offered by Western in accordance with the last paragraph of this Section 2.3(f);

                  (v) all billings to any subscriber who is pending disconnection for any reason other than non-payment for cable service and 10% of all billings to subscribers who are pending disconnection due to non-payment for cable service; and

                  (vi) all billings to any subscriber who was solicited by Western within 90 days prior to the Closing Date to purchase any cable television services by any promotions or by offers of discounts other than those that are consistent with the promotions and offers of discounts of Western as set forth on Schedule 2.3(c).

After making the adjustments described in clauses (i) through (vi) above, there shall be added to the total number of Equivalent Basic Subscribers as so determined 80% of billings to commercial and bulk subscribers (determined in accordance with the provisions of this Section 2.3(f)) pending connection to the cable television services offered by Western. Pending disconnections, pending non-pay disconnections and pending connections shall be determined in accordance with Western's policies and practices for such activities as described on Schedule 2.3(c).

            (g) "Expanded Basic Service" means, with respect to any subscriber of any System of Western, the tier of cable television service offered to such subscriber by Western that includes ESPN, MTV, and CNN, or any of such programming services offered on such System, but excludes Broadcast Basic Service.

     2.4    Provisions Relating to Debt.
            ---------------------------

            (a) For purposes of this Agreement, "Retained Chronicle Debt" means indebtedness and liabilities of Chronicle immediately prior to the Effective Time, that have not been assumed by Spinco, in the aggregate principal amount of not less than $295,000,000 nor more than $305,000,000 as determined by Chronicle in its sole discretion, or such lesser or greater amount as determined by mutual agreement of Chronicle and Acquiror, and that shall consist of:

                  (i) the obligations of Chronicle (as successor to Inland Valley Cablevision) to make payments pursuant to Section 3.1(b) of the Asset Purchase Agreement, dated as of February 29, 1988, between Inland Valley Cablevision and V U West Communications (the "V U West Agreement"), and pursuant to Section 2 of the Noncompetition Agreement, dated as of March 11, 1988, among Inland Valley Cablevision, V U West Communications, and

Kemper/Bedford Properties, Inc. (for purposes of this Agreement, the aggregate principal amount of such obligations as of the Effective Time shall be the present value thereof as of the Effective Time, calculated at a discount rate of 8.62% per year, compounded annually);

                  (ii) the capitalized portion of obligations of Chronicle under capital leases;

                  (iii) indebtedness and other liabilities incurred by Chronicle after the date of this Agreement and described in Section 6.1(d)(iv),
Section 6.1(d)(v) or Section 6.1(e)(ii);

                  (iv)  all Acquiror Loans made pursuant to Section 3.3(a);

                  (v)   any indebtedness incurred by Chronicle pursuant to
Section 3.3(c);

                  (vi) Existing Chronicle Debt that is due and payable in full or is permitted to be prepaid in full at or immediately after the Closing, as identified by Chronicle in the schedule to be delivered to Acquiror prior to Closing pursuant to Section 2.5(a), together with any premium, penalty, or other fee or charge with respect to such Existing Chronicle Debt that is required to be included in Retained Chronicle Debt pursuant to Section 3.3(b); and

                  (vii) any premium, penalty, or other fee or charge paid by Acquiror to any holder of any indebtedness or liability described in (iii) or
(vi) above, upon the repayment thereof within 60 days after the Closing Date, other than any premium, penalty, or other fee or charge that was included in Retained Chronicle Debt pursuant to Section 3.3(b) or was not required by the terms of any instrument establishing or evidencing such Existing Chronicle Debt as in effect at the Effective Time.

            (b) For purposes of this Agreement, "Existing Chronicle Debt" means any of the following indebtedness:

                  (i) indebtedness of Chronicle arising under the Credit Agreement, dated as of December 12, 1986, among Chronicle, the financial institutions named therein as "Banks," and Wells Fargo Bank, National Association, as agent for such Banks, as amended by Amendment No. 1 thereto dated November 20, 1987, Amendment No. 2 thereto dated March 2, 1990, Amendment No. 3 thereto dated December 20, 1991, Amendment No. 4 thereto dated November 1, 1993, and Amendment No. 5 thereto dated as of June 14, 1995;

                  (ii) indebtedness of Chronicle arising under the Note Agreement, dated as of March 1, 1987, as amended by letter agreements dated November 1, 1993 and May 15, 1995, between Chronicle and the "Purchasers" named therein, and the "Series A Notes," the "Series B Notes," the "Series C Notes," and the "Series D Notes," as defined therein; and

                  (iii) indebtedness of Chronicle arising under the Note Purchase Agreements, each dated as of January 1, 1986, as amended and restated by Agreements, each dated as of March 1, 987, and as amended by letter agreements dated November 1, 1993 and May 15, 1995, between Chronicle and the "Purchasers" named therein, and the "11.165% Notes," as defined therein.

     2.5    Procedures for Determining Purchase Price.
            -----------------------------------------

            (a) At least five business days prior to the Closing Date, Chronicle shall deliver or cause to be delivered to Acquiror a schedule identifying the Existing Chronicle Debt to be included in the Retained Chronicle Debt, together with a calculation of any premium, penalty, or other fee or charge with respect to such Existing Chronicle Debt that is required to be included in Retained Chronicle Debt pursuant to Section 3.3(b), and setting forth Chronicle's reasonable and good faith estimates of the Retained Chronicle Debt, the number of Basic Subscribers in each of Western's Systems as of the Closing Date, and the Purchase Price, all determined as of the Closing Date. The Purchase Price as determined on an estimated basis in accordance with the preceding provisions of this Section 2.5(a) is referred to in this Agreement as the "Estimated Purchase Price." Such schedule shall be accompanied by a certificate, executed on behalf of Chronicle by its chief financial officer, to the effect that the estimates contained therein were made in good faith and on a reasonable basis. Chronicle shall make available to Acquiror prior to Closing all information that Acquiror reasonably requests supporting Chronicle's estimate of the Retained Chronicle Debt and the number of Basic Subscribers as of the Closing Date.

            (b) Not later than 60 days following the Closing Date, Acquiror shall deliver or cause to be delivered to Spinco a schedule substantially in the form of the schedule described in Section 2.5(a) setting forth Acquiror's determination of Retained Chronicle Debt (including any premium, penalty, or other fee or charge paid by Acquiror after the Closing Date and required to be included in Retained Chronicle Debt pursuant to Section 2.4(a)(vii)), the number of Basic Subscribers in each of Western's Systems, and the Purchase Price. Such schedule shall be accompanied by a certificate, executed on behalf of Acquiror by a vice president of Acquiror, that such calculations were prepared in good faith and on a reasonable basis. Acquiror shall make available to Spinco all information that Spinco reasonably requests supporting Acquiror's calculation of the Retained Chronicle Debt and the number of Basic Subscribers as of the Closing Date.

            (c) Following receipt of the schedule and other information referred to in Section 2.5(b), Spinco shall have 20 business days to review such information and to notify Acquiror in writing of any disagreement with Acquiror's calculations, which notice shall specify in reasonable detail the nature and extent of such disagreement.

            (d) If Spinco fails to provide a written notice of disagreement with Acquiror's calculations of Retained Chronicle Debt, numbers of Basic Subscribers, and the Purchase Price within the period specified in Section 2.5(c), Acquiror's calculations thereof in the schedule delivered pursuant to
Section 2.5(b) shall be final, conclusive, and nonappealable.

            (e) If Spinco provides a written notice of disagreement with Acquiror's calculations within the period specified in Section 2.5(c), Acquiror and Spinco shall negotiate in good faith to resolve any such dispute for a period of 30 days following the notification thereof. At the end of such period, if the dispute has not been resolved or the negotiation period has not been extended by agreement between Spinco and Acquiror, the dispute shall be referred to an independent public accounting firm selected by agreement of Spinco and Acquiror (or, if Spinco and Acquiror cannot agree to the selection of such a firm within ten days after Spinco shall have provided a notice of disagreement, an independent public accounting firm selected by agreement of KPMG Peat Marwick and Arthur Andersen & Co.), which firm shall render its decision as to whether Acquiror's position is correct, Spinco's position is correct, or some position between the two is correct (together with an explanation of the basis therefor) to the parties to the dispute not later than 45 days following submission of the dispute to it, which decision shall be final, conclusive, and nonappealable. The costs of such accounting firm shall be paid one-half by Acquiror and one-half by Spinco.

            (f) Except as otherwise provided herein, Chronicle and Acquiror shall make the calculations required pursuant to this Section 2.5 in a manner consistent with the accounting practices and methods utilized by Chronicle in the preparation of its financial statements as of and for the period ended December 31, 1994.

     2.6    Escrowed Shares.
            ---------------

            (a) The "Escrowed Shares" means a portion of the shares deposited by Acquiror with the Exchange Agent in accordance with Section 2.8(a) consisting of (i) that number of shares of Acquiror Class A Common Stock equal to the quotient of the sum of $15,000,000 plus the amounts used for purposes of calculating the Estimated Purchase Price of (A) any reduction to the Purchase Price attributable to the Subscriber Shortfall and (B) any premium, penalty, or other fee or charge described in Section 2.4(a)(vii) included in the estimate of the aggregate principal amount of the Retained Chronicle Debt immediately prior to the Effective Time divided by the Acquiror Common Stock Value, and
(ii) with respect to each class of Other Acquiror Common Stock, if any, that number of shares of such class of Other Acquiror Common Stock equal to the product of (A) the quotient of the sum of $15,000,000 plus the amounts used for purposes of calculating the Estimated Purchase Price of (1) any reduction to the Purchase Price attributable to the Subscriber Shortfall and (2) any premium, penalty, or other fee or charge described in Section 2.4(a)(vii) included in the estimate of the aggregate principal amount of the Retained Chronicle Debt immediately prior to the Effective Time divided by the Acquiror Common Stock Value times (B) the Other Acquiror Common Stock Ratio applicable to such class of Other Acquiror Common Stock. Any cash dividends or other taxable distributions payable with respect to the Escrowed Shares during the period of time that the Escrowed Shares are held in escrow by the Exchange
Agent shall be for the benefit of the shareholders of Chronicle in accordance with their proportional interests in the Acquiror Common Stock to be issued in the Merger pursuant to this Agreement, and the shareholders of Chronicle shall include any such taxable dividends or distributions in their gross income for all purposes related to income taxes. Throughout the period that the Escrowed Shares are held in escrow by the Exchange Agent, the shareholders of Chronicle shall be entitled to vote such Escrowed Shares in accordance with their proportional interests in the Acquiror Common Stock to be issued in the Merger pursuant to this Agreement. The Escrowed Shares shall be held in escrow by the Exchange Agent in accordance with
Section 2.8 pending final determination of the Purchase Price and distribution of certificates representing that portion, if any, of the Escrowed Shares required to be delivered to the shareholders of Chronicle entitled thereto, as provided in Section 2.8(b) below.

            (b) If the Purchase Price as finally determined pursuant to subsections (b) - (f) of Section 2.5 is less than the Estimated Purchase Price, the Exchange Agent shall deliver to Acquiror certificates evidencing that portion of the Escrowed Shares in excess of the number of Escrowed Shares remaining to be delivered by the Exchange Agent in accordance with Section 2.8(b), taking into account all shares of Acquiror Common Stock previously delivered in exchange for Chronicle Stock Certificates in accordance with
Section 2.8(b)(i), and all Escrowed Shares evidenced by the certificates delivered to Acquiror pursuant to this sentence shall be cancelled, together with all non-taxable distributions payable with respect to the Escrowed Shares. Any cash dividends or other taxable distributions payable with respect to such Escrowed Shares during the period of time that the Escrowed Shares are held in escrow by the Exchange Agent shall continue to be for the benefit of the shareholders of Chronicle in accordance with Section 2.6(a) notwithstanding the cancellation of such Escrowed Shares. If the Purchase Price is greater than the sum of the Estimated Purchase Price plus the amounts used for purposes of calculating the Estimated Purchase Price of (i) any reduction to the Purchase Price attributable to the Subscriber Shortfall and (ii) any premium, penalty, or other fee or charge described in Section 2.4(a)(vii) included in the estimate of the aggregate principal amount of the Retained Chronicle Debt immediately prior to the Effective Time, Acquiror shall deposit with the Exchange Agent for delivery to the shareholders of Chronicle entitled thereto certificates representing the number of shares of each class of Acquiror Common Stock equal to the difference between (x) the number of shares of such class of Acquiror Common Stock issuable in the Merger pursuant to this Agreement upon final determination of the Purchase Price and (y) the number of shares of such class of Acquiror Common Stock previously deposited with the Exchange Agent pursuant to Section 2.8(a).

     2.7    Alternative Merger Consideration.
            --------------------------------

            (a) If Acquiror approves a dividend or other distribution to all holders of Acquiror Class A Common Stock of any shares of any class of common stock of Acquiror other than Acquiror Class A Common Stock, on terms not requiring such holders to deliver any consideration therefor and with respect to which the record date, ex-dividend date or similar date occurs between the date of this Agreement and the Closing Date (an "Acquiror Restructuring"), then, such other class of common stock of Acquiror shall constitute "Other Acquiror Common Stock," subject to Section 2.7(c), and the consideration to be received by the holders of Chronicle Common Stock in the Merger pursuant to
Section 2.1(a) shall include a combination of Acquiror Class A Common Stock and Other Acquiror Common Stock as provided in Section 2.1(a).

            (b) The "Other Acquiror Common Stock Ratio" applicable to any class of Other Acquiror Common Stock shall be the quotient of (i) the number of shares, rounded to the nearest one-thousandth of a share, of Other Acquiror Common Stock that a holder of one share of Acquiror Class A Common Stock on the record date, ex-dividend date or other similar date for the Acquiror Restructuring would hold or have the right to receive as of the Effective Time pursuant to this Agreement if such holder had participated in the distribution of the Other Acquiror Common Stock to the fullest extent permitted by Acquiror and had continued to hold any Other Acquiror Common Stock received by such holder in the Acquiror Restructuring until the Effective Time, divided by (ii) the number of shares, rounded to the nearest one-thousandth of a share, of Acquiror Class A Common Stock that a holder of one share of Acquiror Class A Common Stock on the record date, ex-dividend date or other similar date for the Acquiror Restructuring would hold or have the right to receive as of the Effective Time pursuant to this Agreement if such holder continued to hold such Acquiror Class A Common Stock until the Effective Time, in each case taking into account as appropriate any stock dividend, stock split, reclassification, recapitalization, or combination with respect to any Acquiror Common Stock prior to the Effective Time.

            (c) Notwithstanding the provisions of Section 2.7(a), shares of any class of stock of Acquiror shall not constitute Other Acquiror Common Stock if Acquiror has not completed the Acquiror Restructuring with respect to such stock prior to the Closing Date or if Chronicle notifies Acquiror in writing at any time prior to the Closing Date that Chronicle has determined reasonably and in good faith that Chronicle is unable to obtain from the IRS an advance letter ruling as contemplated by Section 7.10 as a result of inclusion of such class of stock in the consideration to be received by the holders of Chronicle Common Stock in the Merger pursuant to this Agreement or that Chronicle is unable to obtain an opinion of Skadden, Arps, Slate, Meagher & Flom, special tax counsel to Chronicle, in form and substance reasonably satisfactory to Chronicle substantially to the effect that such class of stock constitutes common stock of Acquiror for purposes of Section 368(a) of the Code. For purposes of the foregoing, Chronicle shall permit Acquiror to participate in the IRS ruling process in the manner described in Section 7.10 and shall permit Acquiror to discuss the tax opinion with tax counsel for Chronicle.

            (d) With respect to any stock or rights offering made to the holders of Acquiror Class A Common Stock by Acquiror or any Affiliate of Acquiror on or before the Closing Date (other than as described in Section 2.7(a)), all (but not less than all) of the holders of Chronicle Common Stock shall, with respect to the shares of Acquiror Class A Common Stock that are to be issued to them at the Effective Time, be entitled to participate at the sole discretion of Chronicle for all purposes, and subject to all requirements and limitations of such offering, as if they were holders of Acquiror Class A Common Stock as of the relevant time, and to receive the benefits of such offering effective as of the Effective Time. Notwithstanding the foregoing, Chronicle will not elect to have the holders of Chronicle Common Stock participate in such offering if Chronicle believes such participation would prevent Chronicle from obtaining from the IRS the advance letter ruling contemplated by Section 7.10 or would prevent Chronicle from obtaining the opinion of counsel contemplated by Section 8.2(f).

     2.8    Exchange of Certificates.
            ------------------------

            (a)   Exchange Agent.  Prior to the Closing Date, Acquiror
                  --------------
shall select a bank or trust company reasonably acceptable to Chronicle to act as exchange agent (the "Exchange Agent") in connection with the surrender of certificates that, immediately prior to the Effective Time, evidenced outstanding shares of Chronicle Common Stock ("Chronicle Stock Certificates"). Prior to the Closing Date, Acquiror shall deposit with the Exchange Agent for exchange in accordance with this Section 2.8 certificates evidencing the number of shares of Acquiror Common Stock to be issued in the Merger pursuant to this Agreement, assuming that the Purchase Price were to be equal to the sum of the Estimated Purchase Price plus the amounts used for purposes of calculating the Estimated Purchase Price of (i) any reduction to the Purchase Price attributable to the Subscriber Shortfall and (ii) any premium, penalty, or other fee or charge described in Section 2.4(a)(vii) included in the estimate of the aggregate principal amount of the Retained Chronicle Debt immediately prior to the Effective Time, which shares of Acquiror Common Stock (including the Escrowed Shares) shall be deemed to be issued at the Effective Time. At and following the Effective Time, Acquiror shall deliver to the Exchange Agent such cash as may be required from time to time to make payments of cash in lieu of fractional shares in accordance with Section 2.10.

            (b)   Exchange.  As soon as practicable after the Effective
                  --------
Time, Acquiror shall cause the Exchange Agent to mail to each Person who was a holder of record of Chronicle Common Stock at the Effective Time, other than Chronicle, (i) a letter of transmittal (which shall specify that delivery shall be effective, and risk of loss and title to any Chronicle Stock Certificates shall pass, only upon delivery of the Chronicle Stock Certificates to the Exchange Agent and shall be in such form and shall have such other provisions that are specified by Acquiror and reasonably acceptable to Chronicle or, to the extent that the form and provisions of the letter of transmittal are specified by Acquiror after the Effective Time, Spinco) and (ii) instructions for use in effecting the surrender of Chronicle Stock Certificates in exchange for certificates representing Acquiror Common Stock (together with any dividend or distribution with respect thereto made after the Effective Time and any cash to be paid in lieu of fractional shares pursuant to Section 2.10). Upon surrender of a Chronicle Stock Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror and reasonably acceptable to Spinco, together with such letter of transmittal, duly executed, and such other documents as may be required by the Exchange Agent or such other agent, the holder of such Chronicle Stock Certificate shall be entitled to receive in exchange therefor certificates representing the number of whole shares of each class of Acquiror Common Stock that such holder has the right to receive pursuant to the terms of this Agreement (together with any dividend or distribution with respect thereto made after the Effective Time and any cash to be paid in lieu of fractional shares pursuant to Section 2.10), and the Chronicle Stock Certificate so surrendered shall be cancelled. Shares of Acquiror Common Stock (together with dividends or distributions with respect thereto made after the Effective Time and any cash to be paid in lieu of fractional shares pursuant to Section 2.10) shall be delivered to holders of Chronicle Stock Certificates in accordance with the following:

                  (i) If any Chronicle Stock Certificate is presented to the Exchange Agent accompanied by all documents required by Section 2.8(b) prior to the final determination of the Purchase Price pursuant to Section 2.5, the Exchange Agent shall deliver to the holder of such Chronicle Stock Certificate:

                        (A) certificates representing the number of whole shares of each class of Acquiror Common Stock that such holder would have the right to receive pursuant to the terms of this Agreement if the Purchase Price were to equal the Estimated Purchase Price specified by Chronicle in the schedule delivered by it pursuant to Section 2.5(a), less such holder's proportionate share of the Escrowed Shares (together with dividends or distributions with respect to the shares described in this paragraph (A) made after the Effective Time); and

                        (B) upon the final determination of the Purchase Price pursuant to Section 2.5, certificates representing the number of whole shares of each class of Acquiror Common Stock that such holder has the right to receive pursuant to the terms of this Agreement (including Escrowed Shares) less the number of shares evidenced by the certificates delivered pursuant to paragraph (A) (together with dividends or distributions with respect to the shares described in this paragraph (B) made after the Effective Time, such holder's proportional interest in any cash dividends or other taxable distributions paid with respect to any Escrowed Shares that are returned to Acquiror and cancelled pursuant to Section 2.6(b), and any cash to be paid in lieu of fractional shares pursuant to Section 2.10).

                  (ii) If any Chronicle Stock Certificate is presented to the Exchange Agent accompanied by all documents required by Section 2.8(b) after the final determination of the Purchase Price pursuant to Section 2.5, the Exchange Agent shall deliver to the holder of such Chronicle Stock Certificate upon the presentation of such Chronicle Stock Certificate and other documents, certificates representing the number of whole shares of each class of Acquiror Common Stock that such holder has the right to receive pursuant to the terms of this Agreement (together with dividends or distributions with respect thereto made after the Effective Time, such holder's proportional interest in any cash dividends or other taxable distributions paid with respect to any Escrowed Shares that are returned to Acquiror and cancelled pursuant to Section 2.6(b), and any cash to be paid in lieu of fractional shares pursuant to Section 2.10).

                  (iii) The number of shares of each class of Acquiror Common Stock that each holder of a Chronicle Stock Certificate shall have the right to receive pursuant to this Agreement shall not be affected by any change in the Average Trading Price of any class of Acquiror Common Stock between the time that the Acquiror Common Stock Value is determined in accordance with Section 2.2(c) and the date on which certificates evidencing any shares of Acquiror Common Stock are delivered to such holder pursuant to this Section 2.8.

            (c)   Transfers of Chronicle Common Stock.  In the event of a
                  -----------------------------------
transfer of ownership of Chronicle Common Stock that is not registered in the transfer records of Chronicle, a certificate representing the proper number of shares of each class of Acquiror Common Stock may be issued to a Person other than the Person in whose name the surrendered Chronicle Stock Certificate is registered if the Chronicle Stock Certificate representing such Chronicle Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence reasonably satisfactory to Acquiror that any applicable stock transfer tax has been paid.

            (d)   Certificates Not Exchanged.  After the Effective Time,
                  --------------------------
each outstanding Chronicle Stock Certificate (other than certificates for shares described in Section 2.1(b)) shall, until surrendered for exchange in accordance with this Section 2.8, be deemed for all purposes to evidence ownership of the number of whole shares of each class of Acquiror Common Stock into which the shares of Chronicle Common Stock (which, prior to the Effective Time, were represented thereby) shall have been converted in accordance with
Section 2.1, together with the right to receive any dividend or distribution with respect thereto made after the Effective Time, such holder's proportional interest in any cash dividends or other taxable distributions paid with respect to any Escrowed Shares that are returned to Acquiror and cancelled pursuant to
Section 2.6(b), and any cash to be paid in lieu of fractional shares pursuant to Section 2.10.

            (e)   Expenses.  Except as otherwise expressly provided herein,
                  --------
Acquiror shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of shares of Acquiror Common Stock for shares of Chronicle Common Stock, except for any charges or expenses that are otherwise solely the liability of one or more holders of Chronicle Common Stock.

            (f)   Unclaimed Stock.  Any Acquiror Common Stock deposited
                  ---------------
with the Exchange Agent that remains unclaimed by the former shareholders of Chronicle after six months following the Effective Time shall be delivered to Acquiror, upon demand, and any former shareholders of Chronicle who have not then complied with the instructions for exchanging their Chronicle Stock Certificates shall thereafter look only to Acquiror for exchange of Chronicle Stock Certificates and for any dividend or distribution with respect thereto made after the Effective Time, such holder's proportional interest in any cash dividends or other taxable distributions paid with respect to any Escrowed Shares that are returned to Acquiror and cancelled pursuant to Section 2.6(b), and any cash to be paid in lieu of fractional shares pursuant to Section 2.10.

     2.9    Distribution With Respect to Shares Represented by Unsurrendered
            -----------------------------------------------------------------
Chronicle Stock Certificates.  No dividends or other distributions declared
----------------------------
or made after the Effective Time with respect to any class of Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Chronicle Stock Certificate with respect to the shares of any class of Acquiror Common Stock issuable upon surrender thereof until the holder of such Chronicle Stock Certificate shall surrender such Chronicle Stock Certificate in accordance with Section 2.8. Subject to the effect of applicable law, following surrender of any such Chronicle Stock Certificate, Acquiror shall pay or cause to be paid, without interest, to the record holder of certificates representing shares of such class of Acquiror Common Stock issued in exchange therefor, (i) at the time of such surrender, the amount of cash in lieu of fractional shares to which such holder is entitled pursuant to Section 2.10, such holder's proportional interest in any cash dividends or other taxable distributions paid with respect to any Escrowed Shares that are returned to Acquiror and cancelled pursuant to Section 2.6(b), and the amount of dividends or other distributions by Acquiror with a record date after the Effective Time theretofore paid with respect to such whole shares of such class of Acquiror Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions by Acquiror with a record date after the Effective Time but prior to surrender of such Chronicle Stock Certificate and a payment date subsequent to such surrender payable with respect to such whole shares of such class of Acquiror Common Stock.

     2.10   No Fractional Shares.
            --------------------

            (a)   Cash Payment in Lieu of Fractional Shares.  No
                  -----------------------------------------
certificates or scrip representing fractional shares of any class of Acquiror Common Stock shall be issued upon the surrender of Chronicle Stock Certificates pursuant to Section 2.8. Such fractional share interests shall not entitle the owner thereof to any rights as a security holder of Acquiror. In lieu of any such fractional shares of any class of Acquiror Common Stock, each holder of Chronicle Common Stock entitled to receive shares of such class of Acquiror Common Stock in the Merger pursuant to this Agreement, upon surrender of a Chronicle Stock Certificate for exchange pursuant to Section 2.8, shall be entitled to receive an amount in cash (without interest), rounded to the nearest cent, determined by multiplying the Average Trading Price of such class of Acquiror Common Stock as of the Closing Date by the fractional interest in such class of Acquiror Common Stock to which such holder would otherwise be entitled (after taking into account all shares of Chronicle Common Stock held of record by such holder immediately prior to the Effective Time).

            (b)   Deposit with Exchange Agent.  As soon as practicable
                  ---------------------------
after the determination of the amount of cash, if any, to be paid to holders of Chronicle Common Stock in lieu of any fractional share interests, Acquiror shall promptly deposit with the Exchange Agent cash in the required amounts and the Exchange Agent will mail such amounts without interest to such holders; provided, however, that no such amount will be paid to any holder with respect to any Chronicle Stock Certificate prior to the surrender by such holder of such Chronicle Stock Certificate.

     2.11   No Liability.  None of Acquiror, Spinco, Chronicle, or the
            ------------
Exchange Agent will be liable to any holder of shares of Chronicle Common Stock for any shares of Acquiror Common Stock, dividends, or distributions with respect thereto or cash payable in lieu of fractional shares delivered to a state abandoned property administrator or other public official pursuant to any applicable abandoned property, escheat, or similar law.

     2.12   Lost Certificates.  If any Chronicle Stock Certificate shall
            -----------------
have been lost, stolen, or destroyed, the Exchange Agent or Acquiror will issue in exchange for such lost, stolen, or destroyed Chronicle Stock Certificate the shares of Acquiror Common Stock (and any dividend or distribution with respect thereto made after the Effective Time and any cash payable in lieu of fractional shares pursuant to Section 2.10) deliverable in respect thereof as determined in accordance with the terms of this Agreement, subject to the condition that the Person to whom the Acquiror Common Stock

(and any dividend or distribution with respect thereto made after the Effective Time and any cash payable in lieu of fractional shares pursuant to Section 2.10) is to be issued, shall have (i) delivered to Acquiror an affidavit claiming such Chronicle Stock Certificate to be lost, stolen, or destroyed, and (ii) given Acquiror an indemnity satisfactory to Acquiror against any claim that may be made against Acquiror with respect to the Chronicle Stock Certificate alleged to have been lost, stolen, or destroyed.

     2.13   Dissenting Shares.  Notwithstanding anything in this Agreement
            -----------------
to the contrary, shares of Chronicle Common Stock outstanding immediately prior to the Effective Time that are held by holders of such shares who have not voted in favor of the Merger or consented thereto in writing and who have demanded appraisal rights with respect thereto in accordance with Section
78.471 through Section 78.502 of the Nevada Corporation Law (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive Acquiror Common Stock or any dividend or distribution with respect thereto made after the Effective Time, any proportional interest in any cash dividends or other taxable distributions paid with respect to any Escrowed Shares that are returned to Acquiror and cancelled pursuant to Section 2.6(b), or any cash payable in lieu of fractional shares pursuant to Section 2.10, but holders of Dissenting Shares shall be entitled to receive payment of the fair value of their Dissenting Shares in accordance with the provisions of the Nevada Corporation Law and this Section 2.13. Any shares of Chronicle Common Stock held by a shareholder who, prior to the Effective Time, withdraws a demand for appraisal of such shares or loses the right to appraisal as provided in the Nevada Corporation Law shall not be considered Dissenting Shares. Chronicle shall give Acquiror prompt notice of any written demands for appraisal of any shares of Chronicle Common Stock, attempted withdrawals of such demands, and any other instruments received by Chronicle pursuant to the Nevada Corporation Law relating to shareholders' rights of appraisal. Spinco shall make on behalf of Chronicle or Acquiror, as applicable, all payments required by the Nevada Corporation Law to be made in respect of Dissenting Shares, including any costs assessed against Chronicle pursuant to Section
78.502 of the Nevada Corporation Law.

                                  ARTICLE III
                              OTHER TRANSACTIONS

     3.1    Contribution of Assets to and Assumption of Liabilities by
            -----------------------------------------------------------
Spinco.
------

            (a)   Contribution.  Subject to the satisfaction of the
                  ------------
conditions to Closing in Article VIII of this Agreement, other than the condition in Section 8.1(d), and prior to the Closing, Chronicle shall, and shall cause Spinco to, enter into a Contribution and Assumption Agreement in the form attached to this Agreement as Exhibit A (the "Contribution Agreement"), and, pursuant thereto, Chronicle shall contribute and transfer to Spinco all of Chronicle's right, title, and interest in any and all assets of Chronicle, whether tangible or intangible and whether fixed, contingent, or otherwise, other than those assets that are used or held for use in the conduct of the cable television business operations of Western, including (to the extent not disposed of prior to the Contribution in accordance with the terms of this Agreement) all assets reflected on the balance sheet of Western as at December 31, 1994 included in Schedule 4.6(b); provided, however, that: (i) Chronicle shall in any event contribute and transfer to Spinco an undivided 51% interest and shall retain an undivided 49% interest in those assets that are to be contributed to the joint venture to be formed by Acquiror and Spinco pursuant to Section 7.15; (ii) Chronicle shall in any event retain (A) that amount of cash necessary to cause the Working Capital Deficit of Western immediately prior to the Effective Time to be zero, and (B) Chronicle's rights created pursuant to this Agreement and the Contribution Agreement; and (iii) Chronicle shall in any event contribute and transfer to Spinco (A) the assets described on Schedule 3.1(a), except to the extent such assets are disposed of prior to the Contribution, (B) the Chronicle Employee Benefit Plans and all assets of Chronicle related to the Chronicle Employee Benefit Plans, (C) all receivables from shareholders, directors, officers, or employees of Chronicle, and (D) all rights of Chronicle to any payment of costs assessed against any holder of Dissenting Shares pursuant to Section 78.502 of the Nevada Corporation Law. The contribution and transfer by Chronicle to Spinco of the assets to be contributed and transferred to Spinco pursuant to this Section 3.1(a) are referred to in this Agreement as the "Contribution."

            (b)   Definition of Working Capital Deficit.  For purposes of
                  -------------------------------------
Section 3.1(a), "Working Capital Deficit" means, as of the Effective Time, the amount by which (i) the sum, without duplication, of all liabilities as determined in accordance with GAAP (other than any principal or interest on Retained Chronicle Debt, any obligations under any capitalized leases which are included in Retained Chronicle Debt, or any premiums, penalties, or other fees or charges included in Retained Chronicle Debt pursuant to Section 3.3(b) or
Section 2.4(a)(vii)) of Chronicle after the Contribution, including subscriber prepayments, unearned income, and deposits with respect to services to be provided by the Surviving Corporation after the Effective Time, exceeds (ii) the sum, without duplication, of cash on hand or in banks, cash equivalents, prepaid pole attachment rentals, other prepaid rentals, subscriber receivables and other accounts receivable (other than receivables from shareholders, directors, officers, or employees of Chronicle, and reduced, in the case of subscriber and other accounts receivable, by allowances for doubtful accounts), deposits properly characterized as current assets arising in connection with the business of Western (including deposits attributable to leases of personal property and postage but in no event including any deposits under leases of real property, any deposits attributable to Franchises, or any deposits or other prepayments, however characterized, under developer agreements), and one-half of the deposits, whether current or long-term, under leases of real property and one-half of the deposits, whether current or long-term, attributable to Franchises, as set forth on Schedule 3.1(b), all determined as of the Effective Time in accordance with GAAP, consistently applied with the preparation of the balance sheet of Western as at December 31, 1994 included in
Schedule 4.6(b) and the following provisions:

                  (i) allowances for doubtful accounts shall be calculated in accordance with the accounting policies of Western used in the preparation of the balance sheet of Western included in Schedule 4.6(b), provided that all subscriber receivables from inactive subscribers (regardless of aging) and all subscriber receivables from subscribers any portion of whose account in excess of $5.00 is more than 60 days past due shall be treated as doubtful accounts;

                  (ii) accrued expenses shall include accruals for vacation only for those employees of Western who become employees of the Surviving Corporation as of the Effective Time, subject to reduction in accordance with
Section 7.14(b); and

                  (iii) current assets shall not include (A) any assets that are assigned to Spinco pursuant to this Agreement or the Contribution Agreement, (B) any assets to the extent that Acquiror will not realize the book value of such assets after the Closing Date (for example, prepaid insurance), or (C) inventory;

                  (iv) liabilities shall not include any liability or obligation (or any reserve for any liability or obligation) that is assumed by Spinco or with respect to which Spinco is obligated to indemnify the Surviving Corporation pursuant to this Agreement (including Section 7.13(a) hereof) or the Contribution Agreement; and

                  (v) liabilities shall include any obligation of Chronicle to make payments pursuant to Section 10.1 of the V U West Agreement arising or relating to the period prior to the Effective Time.

            (c)   Issuance of Shares and Assumption of Liabilities.  In
                  ------------------------------------------------
consideration for the Contribution, Spinco shall, concurrently with the Contribution,

                  (i) issue and deliver to Chronicle a number of validly issued, fully paid, and nonassessable shares of Common Stock, $0.01 par value per share, of Spinco ("Spinco Common Stock") equal to the number of shares of Chronicle Common Stock then outstanding;

                  (ii) in accordance with the terms of the Contribution Agreement, assume any and all liabilities and obligations (including contractual obligations to be performed after the Effective Time) of Chronicle as of the Effective Time, whether fixed, contingent, or otherwise, including obligations and liability for withholding and payroll taxes accrued prior to the Effective Time other than (A) the Retained Chronicle Debt and the aggregate amount of interest accrued but unpaid on the Retained Chronicle Debt immediately prior to the Effective Time, (B) liabilities and obligations associated with the business operations of Western which are included in determining the Working Capital Deficit in accordance with Section 3.1(b), (C) obligations for the delivery of cable television service to subscribers of Western's Systems after the Effective Time, and (D) all obligations (1) under the Franchises and related to the FCC licenses set forth on Schedule 4.15, (2) under the Material Contracts set forth on Schedule 4.14, (3) under agreements with developers set forth on Schedule 3.1(c), and (4) under any contract or agreement (other than any agreement with a developer) entered into in the ordinary course of the operation of Western's Systems or in compliance with Chronicle's covenants under Section 6.1, in the case of (1), (2), (3), and (4) of this clause (D) to the extent required to be performed after the Effective Time, and (E) Chronicle's liabilities and obligations created pursuant to this Agreement;

                  (iii) in accordance with the terms of the Contribution Agreement, and whether or not specifically included in clause (B) of Section 3.1(c)(ii), assume (A) all liabilities of the Chronicle Employee Benefit Plans and all liabilities with respect to employee claims arising or relating to the period prior to the Effective Time under any employee medical and dental plans of Chronicle, including employee bonuses, executive deferred compensation of current or former executives of Chronicle, and any COBRA liability, (B) all liabilities with respect to any employee of Western terminated prior to the Effective Time and all obligations for severance pursuant to the severance plans described on Schedule 3.1(c)(iii), (C) all liabilities of Chronicle to indemnify any officer or director of Chronicle against liabilities based on or arising out of any action or omission of such officer or director as an officer or director of Chronicle at or relating to the period prior to the Effective Time, (D) all liabilities of Chronicle with respect to workers' compensation claims arising or relating to the period prior to the Effective Time, and (E) all liabilities of Chronicle with respect to any claims arising or relating to the period prior to the Effective Time for which Chronicle is self insured;

                  (iv) in accordance with the terms of the Contribution Agreement, assume and undertake to discharge, satisfy, and perform all obligations and liabilities specified in this Agreement as obligations and liabilities of Spinco, including the obligation to make payments on behalf of Chronicle in respect of Dissenting Shares, obligations of Chronicle under the AAA Notes, obligations of Chronicle under the Guaranty dated as of November 29, 1988, between Chronicle and Bank of America National Trust and Savings Association, and obligations of Chronicle to Salomon Brothers Inc and Waller Capital Corporation in connection with the transactions contemplated by this Agreement;

                  (v) in accordance with the terms of the Contribution Agreement, assume all liabilities associated with business activities of Western other than Western's cable television business, including any businesses previously operated by Western directly or through any other Person in which Chronicle held an ownership interest and accounted for as part of the Western division, including Wescom Productions, Chronicle Videocassettes, and International Video Network Partnership; and

                  (vi) in accordance with the terms of the Contribution Agreement, and subject to the limitations set forth therein, agree to indemnify, defend, and hold harmless the Surviving Corporation, from and after the Effective Time, against losses, claims, damages, or liabilities arising from the operations of Western prior to the Effective Time.

     3.2    Distribution of Spinco Common Stock and AAA Notes.  Subject to
            -------------------------------------------------
the satisfaction of the conditions to Closing in Article VIII of this Agreement, other than the condition in Section 8.1(d), and immediately following the Contribution and prior to the Closing, Chronicle shall (a) distribute to its shareholders, with respect to their shares of Chronicle Common Stock, all of the shares of Common Stock, $0.01 par value per share, of Spinco, and (b) distribute to each shareholder, with respect to such shareholder's shares of Chronicle Common Stock, an unsecured note of Chronicle, to be assumed by Spinco pursuant to Section 3.1(c)(iv) (the "AAA Note"), in an amount equal to such shareholder's share of Chronicle's accumulated adjustments account immediately before the Contribution and the Distribution, as determined pursuant to Section 1367(e) of the Code. The distribution of Spinco Common Stock to the shareholders of Chronicle as described in this Section 3.2 is referred to in this Agreement as the "Distribution."

     3.3    Prepayment of Certain Indebtedness.
            ----------------------------------

            (a)   Acquiror Loans.  If (i) all conditions to Closing in
                  --------------
Article VIII of this Agreement, other than the conditions in Section 8.1(d) and
Section 8.2(i), shall have been satisfied, and (ii) the condition in Section 8.2(i) shall not have been satisfied solely as the result of the failure of one or more holders of any indebtedness that, but for the repayment of such indebtedness pursuant to this Section 3.3(a), would be Retained Chronicle Debt, to grant any consent to the transactions contemplated by this Agreement that is required pursuant to the instrument establishing or evidencing such indebtedness, and (iii) Chronicle shall have the right (whether pursuant to the instruments establishing or evidencing such indebtedness or pursuant to agreements of the holders of such indebtedness) to prepay all such indebtedness, then Chronicle may elect to require that Acquiror lend to Chronicle, immediately prior to the Effective Time, the exact amount necessary to satisfy all obligations of Chronicle to all such holders with respect to all such indebtedness (including any premium, penalty, or other fee or charge payable to the holders of such indebtedness as a condition to its prepayment), and Chronicle shall use all the proceeds of such loans ("Acquiror Loans") solely to satisfy such obligations. Any Acquiror Loan to Chronicle pursuant to this
Section 3.3(a) shall bear interest at a rate of 9% per year and shall be repaid on demand (but no such demand shall be made by Acquiror prior to the earlier of the Effective Time or the termination of this Agreement).

            (b)   Repayment Upon Merger.  If (i) any instrument
                  ---------------------
establishing or evidencing any Existing Chronicle Debt all or any portion of which is to be included in Retained Chronicle Debt requires the consent of the holders thereof to the transactions contemplated by this Agreement, and (ii) the holders of such Retained Chronicle Debt require, as a condition to granting such consent, that all such indebtedness be repaid immediately upon the consummation of the Merger, then Acquiror agrees to prepay all such Retained Chronicle Debt on the Closing Date immediately after the Effective Time, together with any premium, penalty, or other fee or charge payable to the holders of such indebtedness as a condition to its prepayment, and the amount of any such premium, penalty, or other fee or charge shall be included in the amount of the Retained Chronicle Debt for purposes of Section 2.4(a).

            (c)   Refinancing.  Notwithstanding anything in this Agreement
                  -----------
to the contrary, Chronicle shall have the right prior to Closing to borrow money from one or more lenders on commercially reasonable terms provided that such borrowing may be repaid in full at or immediately after the Closing without premium, penalty, or other fee or charge and the proceeds of any such borrowing are used (i) to prepay any Existing Chronicle Debt, (ii) to pay any premium, penalty, or other fee or charge payable to the holders of such Existing Chronicle Debt as a condition to its prepayment, and (iii) to pay fees and expenses incurred by Chronicle in connection with such borrowing.

                                  ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF CHRONICLE

      Chronicle represents and warrants to Acquiror as follows:

     4.1    Organization and Authority; Binding Effect.  Chronicle is a
            ------------------------------------------
corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. Chronicle has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted in each jurisdiction in which the properties owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to have such power or authority would not have a material adverse effect on the financial condition, results of operations, liabilities, assets, or business of Western or, following the Contribution, of Spinco. Any reference in this Article IV to a prospective material adverse effect on the financial condition, results of operations, liabilities, assets, or business of Western (or on any one or more of such attributes of Western) is intended to encompass any such adverse effect that may arise either before or after the Merger, other than an adverse effect that may arise after the Merger as a result of the activities, actions, assets, liabilities, or status of Acquiror or any of its Subsidiaries, either before or after the Merger and is not intended to encompass any such adverse effect on the business prospects of Western. Chronicle has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. All necessary corporate action required to have been taken by or on behalf of Chronicle by applicable law, its Restated Articles of Incorporation and Bylaws, or otherwise to authorize (a) the approval, execution, and delivery on behalf of Chronicle of this Agreement and
(b) the performance by Chronicle of its obligations under this Agreement and the consummation of the transactions contemplated by this Agreement has been taken, except that this Agreement, the Merger, the Contribution, and the other transactions contemplated by this Agreement must be approved by the shareholders of Chronicle in accordance with the Nevada Corporation Law and the Restated Articles of Incorporation and Bylaws of Chronicle. Assuming that this Agreement constitutes a valid, binding, and enforceable agreement of Acquiror, this Agreement constitutes a valid and binding agreement of Chronicle, enforceable against it in accordance with its terms, except (x) as enforcement of this Agreement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws of general application relating to or affecting creditors' rights, including the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, (y) as the availability of indemnification and other remedies may be limited by federal and state securities laws, and (z) for the limitations imposed by general principles of equity. Chronicle has made available to Acquiror true and complete copies of its Restated Articles of Incorporation and Bylaws.

     4.2    No Breach.  The execution and delivery of this Agreement by
            ---------
Chronicle do not, and the consummation of the transactions contemplated by this Agreement by Chronicle will not, (a) violate or conflict with the Restated Articles of Incorporation or Bylaws of Chronicle, or (b) except as set forth on Schedule 4.2, constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any lien, third-party right of termination, cancellation, modification, or acceleration under any Material Contract, or (c) except as set forth on Schedule 4.2 and, with respect to Franchises, subject to obtaining the approvals and making the filings described in Section 4.3, constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any lien, third-party right of termination, cancellation, modification, or acceleration under any agreement or undertaking to which Chronicle is a party or by which it or any of its assets is bound (other than a Material Contract), except where such breach, default, lien, third-party right of termination, cancellation, modification, or acceleration would not have a material adverse effect on the financial condition, results of operations, liabilities, assets, or business of Western or, following the Contribution, of Spinco, or (d) subject to obtaining the approvals and making the filings described in Section 4.3, constitute a violation of any statute, law, ordinance, rule, or regulation, except where such violation would not have a material adverse effect on the financial condition, results of operations, liabilities, assets, or business of Western or, following the Contribution, of Spinco.

     4.3    Governmental Consents and Approvals.  Neither the execution and
            -----------------------------------
delivery of this Agreement by Chronicle nor the consummation of the transactions contemplated by this Agreement will require any consent, approval, authorization, or permit of, or filing with or notification to, any governmental or regulatory authority, except (a) for notification pursuant to, and expiration or termination of the waiting period under, the HSR Act, (b) for consents from the relevant governmental entities necessary to assign or transfer control of licenses issued to Chronicle by the FCC (including licenses to be assigned to Spinco in the Contribution) and Franchises, and (c) where the failure to obtain such consents, approvals, authorizations, or permits, or to make such filings or notifications, would not have a material adverse effect on the financial condition, results of operations, liabilities, assets, or business of Western or, following the Contribution, of Spinco, or prevent Chronicle from performing its obligations under this Agreement.

     4.4    Recommendations of the Board of Directors.  The Board of
            -----------------------------------------
Directors of Chronicle has, by resolution duly adopted at a meeting duly called and held, adopted this Agreement (as a plan of merger under Section 78.451 of the Nevada Corporation Law) and approved the Merger, the Contribution, the Distribution, and the other transactions contemplated by this Agreement on the terms and conditions set forth herein, in accordance with Section 78.451 of the Nevada Corporation Law.

     4.5    Capitalization.  The authorized capital stock of Chronicle
            --------------
consists of 5,040,000 shares of Chronicle Common Stock. As of the date of this Agreement, there are issued and outstanding 3,780,000 shares of Chronicle
Common Stock, and no shares of Chronicle Common Stock are held in treasury.
All issued and outstanding shares of Chronicle Common Stock are validly issued and are fully paid and nonassessable. There are no existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating Chronicle to issue, transfer, or sell any securities of Chronicle. There are no voting trusts or other agreements to which Chronicle is a party with respect to the voting of capital stock of Chronicle.

     4.6    Financial Statements.
            --------------------

            (a)   Chronicle.  The financial statements included in Schedule
                  ---------
4.6(a) consist of audited balance sheets of Chronicle and the notes thereto as at December 31, 1994 and December 31, 1993 and statements of income, shareholders' equity, and cash flow and the notes thereto for the two fiscal years ended December 31, 1994 and December 31, 1993, certified by Arthur Andersen & Co., whose reports thereon are included therewith. The financial statements of Chronicle included in Schedule 4.6(a) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly the financial position and the results of operations of Chronicle as of the relevant dates thereof and for the periods covered thereby.

            (b)   Western.  The financial statements included in Schedule
                  -------
4.6(b) consist of an unaudited balance sheet of Western as at December 31, 1994 and an unaudited statement of income for the fiscal year ended December 31, 1994. The financial statements of Western included in Schedule 4.6(b) fairly present in all material respects the financial position of Western and results of operations of Western as of the date thereof and for the period covered thereby and, except as noted therein, were prepared on a basis consistent with the financial statements of Chronicle included in Schedule 4.6(a).

     4.7    Absence of Certain Changes.  Except as set forth on Schedule
            --------------------------
4.7, since December 31, 1994, there have not been any (a) material adverse changes in the financial condition, results of operations, liabilities, assets, or business of Western, except for material adverse changes due to general economic or industry-wide conditions, (b) other events or conditions that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the financial condition, results of operations, liabilities, assets, or business of Western or, following the Contribution, of Spinco, except for events or conditions of a general economic nature or of industry-wide applicability, or (c) other events or conditions that, individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on the ability of Chronicle to perform its obligations under this Agreement.

     4.8    Absence of Undisclosed Liabilities.  Except as disclosed on
            ----------------------------------
Schedule 4.8, Chronicle does not have any indebtedness, liability, or obligation of a type required by GAAP to be reflected on a balance sheet that is not reflected or reserved against in the balance sheet dated as at December 31, 1994 included in Schedule 4.6(a) other than liabilities, obligations, and contingencies that (a) were incurred after December 31, 1994 in the ordinary course of business, or (b) would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, liabilities, assets, or business of Western or, following the Contribution, of Spinco, taking into account the consummation of the transactions contemplated by this Agreement (including the undertakings of Spinco described in Section 3.1(c)), and, in the case of contingencies, the probability that the contingency would be realized and the probable liability that would result therefrom.

     4.9    Compliance With Law; Litigation.
            -------------------------------

            (a) Chronicle holds all licenses, franchises, certificates, consents, permits, and authorizations from all governmental authorities necessary for the lawful conduct of Western's business, except where the failure to hold any of the foregoing would not have a material adverse effect on the financial condition, results of operations, liabilities, assets, or business of Western. To Chronicle's knowledge, Chronicle has not violated, and is not in violation of, any such licenses, franchises, certificates, consents, permits, or authorizations or any applicable statutes, laws, ordinances, rules, and regulations of any governmental authorities, except where such violations do not, and in so far as reasonably can be foreseen will not, have a material adverse effect on the financial condition, results of operations, liabilities, assets, or business of Western, and, except as otherwise set forth on Schedule 4.9, as of the date of this Agreement, Chronicle has not received any notice from any governmental or regulatory authority within three years of the date of this Agreement of any such violation.

            (b) Except as may affect the cable television industry generally, and except as set forth on Schedule 4.9, as of the date of this Agreement, with respect to Western, (i) there is no legal or governmental action or proceeding pending or, to the knowledge of Chronicle, threatened against Chronicle that, individually or in the aggregate, relates to or involves more than $100,000 or seeks any material injunctive relief, and (ii) there are no judgments, orders, writs, injunctions, decrees, or other similar instruments of any court or governmental authority outstanding against Chronicle, or by which Chronicle is bound, that, individually or in the aggregate, would have a material adverse effect on the financial condition, results of operations, liabilities, assets, or business of Western.

     4.10   Title to Assets.  Chronicle has good title to all material
            ---------------
assets reflected on the balance sheet of Western as at December 31, 1994 included in Schedule 4.6(b), free and clear of any lien, including any right of any Person to acquire any interest in any System or assets of Western (including any right of first refusal or similar right), except for (a) landlord's liens and liens for property taxes not delinquent, (b) statutory liens that were created in the ordinary course of business and do not materially detract from the value of such assets or materially impair the use thereof in the operation of the business of Western, (c) the liens listed on
Schedule 4.10, (d) leased interests in property owned by others and leased interests in property leased to others, (e) restrictions set forth in, or rights granted to governmental authorities as set forth in, the Franchises, licenses issued by the FCC, or applicable law, and (f) zoning, building, or similar restrictions, easements, rights-of-way, reservations of rights, conditions, or other restrictions or encumbrances relating to or affecting real property, that do not, individually or in the aggregate, materially interfere with the use of such real property in the operation of the business of Western as now conducted. Chronicle's assets used in the business of Western are adequate to conduct the business of Western as now conducted in material compliance with all Franchises, licenses, Material Contracts, and applicable laws.

     4.11   Real Property.
            -------------

            (a) Schedule 4.11 describes all real property (other than easements, rights-of-way, and similar interests in real property) owned by Chronicle and used in the business of Western. All of the real property listed on Schedule 4.11 or leased by Chronicle pursuant to any lease listed on
Schedule 4.14, and all buildings, fixtures, and improvements thereon are in good operating condition and repair (subject to normal wear and tear), except where the failure of such property, buildings, fixtures, or improvements to be in good operating condition would not have a material adverse effect on the financial condition, results of operations, liabilities, assets, or business of Western.

            (b) Except as set forth on Schedule 4.11, Chronicle holds easements, licenses, and rights-of-way that are valid and in full force and effect for the location, maintenance, installation, and operation of substantially all the assets of Western upon, over, or under the property of any other Person, except where the failure to have any such easement, license, or right-of-way would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, liabilities, assets, or business of Western.

     4.12   Tangible Personal Property.  Except as set forth in Schedule
            --------------------------
4.12, all material tangible personal property of Western, taken as a whole, is in good operating condition and repair (subject to normal wear and tear) and is suitable for continued use in connection with the operation of the business of Western immediately after the Merger in the manner in which it is now used, except where the failure of such property to be in good operating condition would not have a material adverse effect on the financial condition, results of operations, liabilities, assets, or business of Western.

     4.13   Intangible Property.  Except as disclosed on Schedule 4.13,
            -------------------
Chronicle possesses or has the right to use all material copyrights, patents, trademarks, service marks, trade names, trade secrets, technology, and other intangible property that is necessary for use in the operation and conduct of the business of Western as now conducted without any known conflicts with the rights of others that, individually or in the aggregate, would have a material adverse effect on the financial condition, results of operations, liabilities, assets, or business of Western.

     4.14   Material Contracts.
            ------------------

            (a) Schedule 4.14 sets forth a complete list as of the date of this Agreement of the following contracts, agreements, arrangements, and commitments to which Chronicle is a party or by which Chronicle or its assets is bound ("Material Contracts"):

                  (i) each lease of real property used in the business of Western;

                  (ii) each agreement for the borrowing or lending of money involving an amount in excess of $100,000 or evidencing Retained Chronicle Debt;

                  (iii) each agreement under which Chronicle guarantees or otherwise is liable for the obligations or liabilities of others involving an amount in excess of $50,000;

                  (iv) each arrangement for the procurement of video or audio programming carried by any System of Western (including programming carried out of contract as indicated on Schedule 4.14(a)(iv) and including retransmission consent agreements); and

                  (v) each other agreement not listed above relating to the business of Western that involves aggregate monetary obligations in excess of $250,000.

            (b) Except as set forth in Schedule 4.14, Chronicle is not in default under any contract, agreement, arrangement, or commitment required to be listed on Schedule 4.14, except for defaults that in the aggregate would not have a material adverse effect on the financial condition, results of operations, liabilities, assets, or business of Western or, following the Contribution, of Spinco. Chronicle has made available to Acquiror true and complete copies of all contracts, agreements, arrangements, and commitments listed on Schedule 4.14.

     4.15   Cable Systems.
            -------------

            (a) Schedule 4.15 includes a list of the Systems of Western, the Franchise Areas encompassed by each such System, and the approximate number of homes passed (calculated in accordance with Western's customary practices) and Basic Subscribers served by each Franchise Area within such System as of June 22, 1995.

            (b) Schedule 4.15 also sets forth the following information relating to the operation of each System of Western: (i) the rates charged by Western in connection with such System for every service, level of service, package of services, installations, and outlets or other services, equipment, or items for which Chronicle has an established charge as of the date of this Agreement; and (ii) the video signals carried on such System as of the date of this Agreement.

            (c) Schedule 4.15 also includes, for each System of Western, a list of all Franchises that are necessary or required in order to operate such System and a list of all FCC licenses held by Chronicle in connection with the operation of such System as of the date of this Agreement. Chronicle has made available to Acquiror true and complete copies of all Franchises listed on
Schedule 4.15. Except as disclosed on Schedule 4.15, Chronicle has not made any commitments (oral or written) to franchise authorities with respect to Western's Systems other than those contained in the Franchises. Except in connection with the renewal of a Franchise or as otherwise disclosed in
Schedule 4.15, there are no proceedings pending, or, to the knowledge of Chronicle, threatened, to cancel, modify, or change in a material way any Franchise.

            (d) Except as set forth in Schedule 4.15, no governmental authority has any right to acquire any interest in any System or assets of Western (including any right of first refusal or similar right), other than rights of condemnation or eminent domain afforded by law.

            (e) Except as set forth in Schedule 4.15, as of the date of this Agreement, to the knowledge of Chronicle, no other Person:

                  (i) has been granted or has applied for the consent or approval of any governmental authority for the installation, construction, development, ownership, or operation of a cable television system (as defined in the Cable Communications Policy Act of 1984, as amended) within all or part of the geographic area served by any System of Western; or

                  (ii) operates, or has commenced the construction, installation, or development of, any cable television system (as defined in the Cable Communications Policy Act of 1984, as amended) within all or part of the geographic area served by any System of Western, regardless of whether the consent or approval of any governmental authority is required or has been obtained.

            (f) Except as set forth on Schedule 4.15, Chronicle has filed with the appropriate governmental authorities all appropriate requests for renewal under the Communications Act within 30 to 36 months prior to the expiration of each Franchise.

            (g) Other than requests for network non-duplication, syndicated exclusivity protection, and sports blackout requirements, and other than as set forth in Schedule 4.15, as of the date of this Agreement, Chronicle has not received any written requests, notices, or demands from the FCC, any other governmental authority, or any other Person, challenging or questioning the legal rights of Chronicle to operate any System or carry any broadcast television signal or requesting signal carriage pursuant to the FCC's "must-carry" rules, other than any such request, notice, or demand that has since been resolved. All of the local broadcast television signals carried by the Systems of Western are carried either pursuant to the must-carry requirements or pursuant to executed retransmission consent agreements. Except as set forth in Schedule 4.15, as of the date of this Agreement, Chronicle has not received any notification of any petition or submission that is currently pending before the FCC to modify any television market or for a waiver of any rules and regulations of the FCC as they apply to any System of Western.

            (h) Chronicle has made available to Acquiror true and complete copies of all reports and filings for the past three years made or filed by Chronicle with the FCC pursuant to the Communications Act with respect to the business of Western.

            (i) Chronicle has timely and accurately made all requisite filings and payments with the Register of Copyrights and is otherwise in compliance with all applicable rules and regulations of the Copyright Office except as disclosed on Schedule 4.15 or where such noncompliance would not have a material adverse effect on the financial condition, results of operations, liabilities, assets, or business of Western. Chronicle has made available to Acquiror true and complete copies of all current reports and filings, and all reports and filings for the past five years, made or filed pursuant to copyright rules and regulations with respect to the business of Western.

            (j) Chronicle has made available to Acquiror true and complete copies of (i) the final versions of all FCC Forms 393, 1200, 1205, 1210, 1220, and 1225 that have been prepared with respect to Western's Systems and filed with any governmental authority and the most recent draft of any such Form that has been prepared with respect to Western's Systems in which no version of such Form was filed with any governmental authority, (ii) all material correspondence with any governmental body relating to rate regulation under the Cable Television Consumer Protection and Competition Act of 1992, (iii) any complaints on FCC Form 329 filed with the FCC with respect to any rates charged to subscribers of Western's Systems and any correspondence from Chronicle to any subscriber with respect to any such complaint, and (iv) any documentation formally prepared by Chronicle to support an exemption from the rate regulation provisions of the Cable Television Consumer Protection and Competition Act of 1992 claimed by Chronicle with respect to Western's Systems. Schedule 4.15 hereto sets forth (i) a list of all rate complaints on FCC Form 329 filed pursuant to the Communications Act and received by Chronicle that have not been deemed invalid by the FCC, (ii) those Systems in which the franchising authority has been certified upon filing FCC Form 328 or, to Chronicle's knowledge, has filed FCC Form 328 with the FCC for certification under the Cable Television Consumer Protection and Competition Act of 1992 to regulate Western's rates, and
(iii) a list of all letters of inquiry from the FCC received by Chronicle since September 1, 1993 with regard to rate restructuring.

     4.16   Brokers and Finders.  Neither Chronicle nor any officer,
            -------------------
director, or employee of Chronicle has employed any broker or finder or incurred any liability for any brokerage fees, commissions, or finder's fees for which Acquiror or Chronicle would be liable, unless such liability is assumed by Spinco, in connection with the transactions contemplated by this Agreement, except that Chronicle has employed Salomon Brothers Inc and Waller Capital Corporation as its financial advisors in connection with such transactions.

     4.17   Taxes.
            -----

            (a) Chronicle is an S corporation as defined in Section 1361 of the Code and has been an S corporation since January 1, 1989.

            (b) All material Tax Returns required to be filed by Chronicle on or before the date of this Agreement have been duly and timely filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed; all of the foregoing Tax Returns are true and complete in all material respects; and all Taxes required to have been paid by Chronicle in connection with such Tax Returns have been paid. All estimated Taxes payable as of December 31, 1994 by Chronicle but not reflected on any Tax Return required to be filed prior to December 31, 1994 have been fully paid or adequate provision therefor has been made and reflected on the balance sheet as at December 31, 1994 included in Schedule 4.6(a).

            (c) Except as set forth on Schedule 4.17 hereto, as of the date of this Agreement there are no claims or investigations pending or, to Chronicle's knowledge, threatened against Chronicle for past Taxes, and adequate provision for the claims or investigations set forth on Schedule 4.17 has been made as reflected on Chronicle's balance sheet dated as at December 31, 1994 included in Schedule 4.6(a). Except as set forth on Schedule 4.17, Chronicle has not waived or extended any applicable statute of limitations relating to the assessment of federal, state, or local Taxes that would be payable by Chronicle.

            (d) Chronicle does not have any plan or intention to take any action before or after the Effective Time that would adversely affect the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code or the qualification of the Contribution and Distribution under Section 355 or Section 368(a) of the Code.

     4.18   Employees; Labor Relations.  Schedule 4.18 lists as of the date
            --------------------------
of this Agreement the identity and position of each person employed by Chronicle with respect to the business of Western. Except as disclosed on
Schedule 4.18, Chronicle is not a party to any employment agreement of any kind, oral or written, that would require Acquiror to employ any Person after the Closing Date. Chronicle has complied with all laws relating to the employment of labor except where such noncompliance would not have had a material adverse effect on the financial condition, results of operations, liabilities, assets, or business of Western. Except as disclosed on Schedule 4.18, (a) Chronicle is not a party to any contract with any labor organization with respect to the operation of the business of Western, (b) Chronicle has not agreed to recognize any union or other collective bargaining unit with respect to the operation of the business of Western, and (c) as of the date of this Agreement, no union or other collective bargaining unit has been certified as representing any of the employees of Western. To Chronicle's knowledge, as of the date of this Agreement, there is no representation or organizing effort pending or threatened against or affecting or involving Western.

     4.19   Employee Benefit Plans.
            ----------------------

            (a) Schedule 4.19 lists all Western Employee Benefit Plans and Pension Plans.

            (b) Except as disclosed in Schedule 4.19, neither Chronicle nor any ERISA Affiliate of Chronicle currently has or in the preceding six years has (i) had any obligation to make any contribution to a Multiemployer Plan for the benefit of any employee or former employee of Western, or (ii) incurred any withdrawal liability under Section 4201 of ERISA with respect to any Multiemployer Plan providing any benefit to employees or former employees of Western.

            (c) Each Pension Plan that is intended to qualify under Section 401 of the Code and each trust maintained pursuant thereto are the subjects of favorable determination letters from the IRS regarding their exemptions from federal income taxation under Section 501 of the Code, and no plan amendment that is not the subject of a favorable determination letter would affect the validity of the determination letter previously received from the IRS with respect to the Pension Plan to which the plan amendment relates.

            (d) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under the terms of any of the Chronicle Employee Benefit Plans or by law (without regard to any waivers granted under Section 412 of the Code) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension or grace period), and all contributions for any period ending on or before the Closing Date that are not yet due will have been paid or accrued on or prior to the Closing Date. No accumulated funding deficiencies exist in any of the Chronicle Employee Benefit Plans that are subject to Section 412 of the Code.

            (e) The Chronicle Employee Benefit Plans have been maintained, in all material respects, in accordance with their terms and with the provisions of ERISA and other applicable federal and state law. Neither Chronicle, any ERISA Affiliate of Chronicle, nor, to Chronicle's knowledge, any other Person has engaged in a non-exempt "prohibited transaction" within the meaning of
Section 4975 of the Code or Section 406 of ERISA with respect to the Chronicle Employee Benefit Plans.

            (f) Chronicle has made available to Acquiror true and complete copies of the following documents with respect to each of the Western Employee Benefit Plans, where applicable: (i) any plans and related trust documents, and amendments thereto, (ii) any summary plan descriptions, (iii) written descriptions of any non-written agreements relating to the Western Employee Benefit Plans, and (iv) annual reports for the years 1992 to 1994 to the extent such reports are available.

            (g) There are no pending actions, claims, or lawsuits that have been asserted or instituted against any of the Chronicle Employee Benefit Plans, the assets of any of the trusts under such plans, or the plan sponsor or the plan administrator, or against any fiduciary of any of the Chronicle Employee Benefit Plans with respect to the operation of such plans other than routine benefit claims.

            (h) Except as disclosed on Schedule 4.19, no Chronicle or Western Employee Benefit Plan provides life or health benefits to retirees or former employees of Chronicle or Western (or their dependents), except as may be required under COBRA.

     4.20   Environmental Matters.  Except as set forth in Schedule 4.20,
            ---------------------
to the knowledge of Chronicle, there are no flammable, explosive, or radioactive materials, toxic substances, or other hazardous substances or wastes on, under, or about any assets of Chronicle that could reasonably be expected to result in any governmental or third-party action, proceeding, or claim against Chronicle that, individually or in the aggregate, would have a material adverse effect on the financial condition, results of operations, liabilities, assets, or business of Western or, following the Contribution, of Spinco. Except as set forth in Schedule 4.20, to the knowledge of Chronicle, no release of hazardous substances or wastes outside of any real property owned, leased, or otherwise used by Chronicle has entered or threatened to enter any such property and to the knowledge of Chronicle there is not any claim pending or threatened in writing based upon any environmental laws arising from any condition of the land surrounding any such property. Except as set forth in Schedule 4.20, to the knowledge of Chronicle, no claim or investigation based on any applicable environmental laws has been asserted or conducted in the past or is currently pending or threatened in writing with respect to any real property owned, leased, or otherwise used by Chronicle. Except as set forth in Schedule 4.20, to the knowledge of Chronicle, (i) no aboveground or underground storage tanks are currently or have been located at any of the real property owned, leased, or otherwise used by Western and (ii) no real property owned, leased, or otherwise used by Western has been used at any time as a gasoline service station or any other facility for storing, pumping, dispensing, or producing gasoline or other petroleum products or wastes. Chronicle has made available to Acquiror true and complete copies of all (i) environmental audits, investigations, studies, or reports with respect to any real property of Western that have been performed by or at the direction of Chronicle or that are in Chronicle's possession, (ii) notices or other materials in Chronicle's possession from governmental authorities having the power to administer or enforce any applicable environmental laws relating to current or past ownership, use, or operation of or activities at any real property owned, leased, or otherwise used by Chronicle in the business of Western, and (iii) materials in Chronicle's possession relating to any claim, allegation, or action by any Person (other than any governmental authority) under any applicable environmental law. For the purpose of this Section "hazardous substances" and "hazardous waste" shall have the meanings set forth in any applicable federal, state, or local laws pertaining to environmental matters.

     4.21   Transactions with Affiliates.  Except as set forth in Schedule
            ----------------------------
4.21, there is no lease, sublease, indebtedness, contract, agreement, commitment, understanding, or other arrangement of any kind entered into by Chronicle with respect to Western with any officer, director, or shareholder of Chronicle or any "affiliate" or "associate" of any of them (as those terms are defined in the Exchange Act), except, in each case, for management fees and other compensation paid to directors and officers consistent with previously established policies (including normal merit increases in such compensation in the ordinary course of business), reimbursements of ordinary and necessary expenses incurred in connection with their employment, and amounts paid pursuant to employee benefit plans.

                                   ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF ACQUIROR

     Acquiror represents and warrants to Chronicle as follows:

     5.1    Organization and Authority; Binding Effect.  Acquiror is a
            ------------------------------------------
corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Acquiror and its Subsidiaries have all requisite corporate or partnership power and authority to own, lease, and operate their properties and to carry on their businesses as now being conducted, except where the failure to have such power or authority would not have a material adverse effect on the financial condition, results of operations, liabilities, assets, or business of Acquiror and its Subsidiaries taken as a whole. Acquiror has all requisite corporate power and authority to execute and deliver this

Agreement and, subject to Section 7.17, to consummate the transactions contemplated by this Agreement. Subject to Section 7.17, all necessary corporate action required to have been taken by or on behalf of Acquiror by applicable law, its charter documents, or otherwise to authorize (a) the approval, execution, and delivery on behalf of Acquiror of this Agreement and (b) the performance by Acquiror of its obligations under this Agreement and the consummation of the transactions contemplated by this Agreement has been taken. Assuming that this Agreement constitutes a valid, binding, and enforceable agreement of Chronicle, this Agreement constitutes a valid and binding agreement of Acquiror, enforceable against it in accordance with its terms, except (x) as enforcement of this Agreement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws of general application relating to or affecting creditors' rights, including the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, (y) as the availability of indemnification and other remedies may be limited by federal and state securities laws, and (z) for the limitations imposed by general principles of equity.

     5.2    No Breach.  The execution and delivery of this Agreement by
            ---------
Acquiror do not, and, subject to Section 7.17, the consummation of the transactions contemplated by this Agreement by Acquiror will not, (a) violate or conflict with the Certificate of Incorporation or Bylaws of Acquiror, (b) except as set forth on Schedule 5.2, constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any lien, third-party right of termination, cancellation, modification, or acceleration under any contract to which Acquiror or any of its Subsidiaries is a party or by which any of them is bound that has been or is required to be filed by Acquiror with the SEC, or (c) except as set forth on
Schedule 5.2 and, with respect to cable television franchises, subject to obtaining the approvals and making the filings described in Section 5.3, constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any lien, third-party right of termination, cancellation, modification, or acceleration under any agreement or undertaking to which Acquiror or any of its Subsidiaries is a party or by which any of them is bound (other than a contract described in clause
(b)), except where such breach, default, lien, third-party right of termination, cancellation, modification, or acceleration would not have a material adverse effect on the financial condition, results of operations, liabilities, assets, or business of Acquiror and its Subsidiaries taken as a whole, or (c) subject to obtaining the approvals and making the filings described in Section 5.3, constitute a violation of any statute, law, ordinance, rule, or regulation, except where such violation would not have a material adverse effect on the financial condition, results of operations, liabilities, assets, or business of Acquiror and its Subsidiaries taken as a whole.

     5.3    Governmental Consents and Approvals.  Neither the execution and
            -----------------------------------
delivery of this Agreement by Acquiror nor the consummation of the transactions contemplated by this Agreement by Acquiror will require any consent, approval, authorization, or permit of, or filing with or notification to, any governmental or regulatory authority, except (a) for filings required under the Securities Act, (b) for filings required under the Exchange Act, (c) for filings required under state securities or "blue sky" laws, (d) for notification pursuant to, and expiration or termination of the waiting period under, the HSR Act, and (e) where the failure to obtain such consents, approvals, authorizations, or permits, or to make such filings or notifications, would not have a material adverse effect on the financial condition, results of operations, liabilities, assets, or business of Acquiror and its Subsidiaries taken as a whole or prevent Acquiror from performing its obligations under this Agreement.

     5.4    Capitalization.
            --------------

            (a) As of the date of this Agreement, the authorized capital stock of Acquiror consists of (i) 1,100,000,000 shares of Acquiror Class A Common Stock, (ii) 150,000,000 shares of Acquiror Class B Common Stock, (iii) 700,000 shares of Class A Preferred Stock ("Class A Preferred"), (iv) 1,675,096 shares of Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock ("Class B Preferred"), (v) 10,000,000 shares of Series Preferred Stock of which 80,000 shares have been designated as Convertible Preferred Stock, Series C ("Series C Preferred") and 400,000 shares have been designated as Redeemable Convertible Preferred Stock, Series E ("Series E Preferred"). As of December 31, 1994, there were issued and outstanding, including treasury stock and shares held by Affiliates of Acquiror, (i) 571,423,943 shares of Acquiror Class A Common Stock, (ii) 89,287,429 shares of Acquiror Class B Common Stock, (iii) 592,798 shares of Class A Preferred, (iv) 1,675,096 shares of Class B Preferred, (v) 70,559 shares of Series C Preferred and (vi) 246,402 shares of Series E Preferred. All issued and outstanding shares of capital stock of Acquiror are validly issued and are fully paid and nonassessable.

            (b) The shares of Acquiror Common Stock to be issued in the Merger, upon their issuance in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid, and nonassessable.

     5.5    SEC Reports.  Acquiror has filed all forms, reports, and
            -----------
documents required to be filed by Acquiror with the SEC since January 1, 1992 (collectively, "Acquiror's SEC Reports"). Acquiror's SEC Reports have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. As of their respective dates, none of Acquiror's SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
Acquiror has heretofore delivered to Chronicle, in the form filed with the SEC, those SEC Reports of Acquiror listed in Schedule 5.5.

     5.6    Financial Statements.  The audited consolidated financial
            --------------------
statements of Acquiror contained in Acquiror's SEC Reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and present fairly Acquiror's consolidated financial condition and the results of its operations as of the relevant dates thereof and for the periods covered thereby. The unaudited consolidated interim financial statements of Acquiror contained in Acquiror's SEC Reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared on a basis consistent with prior interim periods, and include all adjustments (consisting only of normal recurring accruals) that management considers necessary for a fair presentation of Acquiror's consolidated financial condition and the results of operations for such periods.

     5.7    Absence of Certain Changes.  Except as set forth on Schedule
            --------------------------
5.7 or as otherwise disclosed in Acquiror's SEC Reports filed prior to the date of this Agreement, since the date of the most recent balance sheet of Acquiror included in Acquiror's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, there has not been any (a) material adverse change in the financial condition, results of operations, liabilities, assets, or business of Acquiror and its Subsidiaries, taken as a whole, except for material adverse changes due to general economic or industry-wide conditions, (b) other events or conditions that, in the aggregate, have or would reasonably be expected to have a material adverse effect on the financial condition, results of operations, liabilities, assets, or business of Acquiror and its Subsidiaries, taken as a whole, except for events or conditions of a general economic nature or of industry-wide applicability, or (c) other events or conditions that, individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on the ability of Acquiror to perform its obligations under this Agreement.

     5.8    Absence of Undisclosed Liabilities.  Acquiror does not have any
            ----------------------------------
indebtedness, liability, or obligation of a type required by GAAP to be reflected on a balance sheet that is not reflected or reserved against in its consolidated balance sheet dated as at March 31, 1995, included in Acquiror's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 or otherwise disclosed in such Form 10-Q or in any Form 8-K filed subsequent to such Form 10-Q and included in the Acquiror's SEC Reports listed in Schedule 5.5, other than liabilities, obligations, and contingencies that (a) were incurred after March 31, 1995 in the ordinary course of business or (b) would not, in the aggregate, have a material adverse effect on the financial condition, results of operations, liabilities, assets, or business of Acquiror and its Subsidiaries taken as a whole, taking into account, in the case of contingencies, the probability that the contingency would be realized and the probable liability that would result therefrom.

     5.9    Compliance with Law.
            -------------------

            (a) Acquiror and its Subsidiaries hold all licenses, franchises, certificates, consents, permits, and authorizations from all governmental authorities necessary for the lawful conduct of their businesses, except where the failure to hold any of the foregoing would not have a material adverse effect on the financial condition, results of operations, liabilities, assets, or business of Acquiror and its Subsidiaries taken as a whole. To Acquiror's knowledge, neither Acquiror nor any of its Subsidiaries has violated, or is in violation of, any such licenses, franchises, certificates, consents, permits, or authorizations or any applicable statutes, laws, ordinances, rules, and regulations of any governmental authorities, except where such violations do not, and in so far as reasonably can be foreseen will not, have a material adverse effect on the financial condition, results of operations, liabilities, assets, or business of Acquiror and its Subsidiaries taken as a whole, and, except as otherwise set forth on Schedule 5.9, Acquiror has not received any notice from a governmental or regulatory authority within three years of the date of this Agreement of any such violation.

            (b) Except as may affect the cable television industry generally, and except as set forth on Schedule 5.9, as of the date of this Agreement (i) there is no legal or governmental action or proceeding pending or, to the knowledge of Acquiror, threatened against Acquiror or any of its Subsidiaries that, if determined adversely, would have a material adverse effect on the financial condition, results of operations, liabilities, assets, or business of Acquiror and its Subsidiaries, taken as a whole, or seeks any material injunctive relief, and (ii) there are no judgments, orders, writs, injunctions, decrees, or other similar instruments of any court or governmental authority outstanding against Acquiror or any of its Subsidiaries, or by which any of them is bound, that, in the aggregate, would have a material adverse effect on the financial condition, results of operations, liabilities, assets, or business of Acquiror and its Subsidiaries taken as a whole.

     5.10   Brokers and Finders.  Neither Acquiror nor any of its officers,
            -------------------
directors, employees, or Affiliates has employed any broker or finder or incurred any liability for any brokerage fees, commissions, or finder's fees in connection with the transactions contemplated by this Agreement.

     5.11   Taxes.
            -----

            (a) All material Tax Returns required to be filed by Acquiror or any of its Subsidiaries on or before the date of this Agreement have been duly and timely filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed; all of the foregoing Tax Returns are true and complete in all material respects; and all Taxes required to have been paid in connection with such Tax Returns have been paid. All estimated Taxes payable as of March 31, 1995 by or with respect to Acquiror and its Subsidiaries but not reflected on any material Tax Return required to be filed prior to March 31, 1995, have been fully paid or adequate provision therefor has been made and reflected on the balance sheet of Acquiror included in Acquiror's Quarterly Report on Form 10-Q for the three months ended March 31, 1995.

            (b) Except as disclosed in Acquiror's SEC Reports filed prior to the date of this Agreement, there are no claims or investigations pending or, to Acquiror's knowledge, threatened against Acquiror or any of its Subsidiaries for past Taxes, except for claims and investigations that would not have a material adverse effect on the financial condition, results of operations, liabilities, assets, or business of Acquiror and its Subsidiaries taken as a whole, and adequate provision for the claims or investigations disclosed in Acquiror's SEC Reports filed prior to the date of this Agreement has been made as reflected on the most recent balance sheet of Acquiror included in Acquiror's SEC Reports filed prior to the date of this Agreement.

            (c) Acquiror is not, and at the Effective Time, will not be, an "investment company" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code.

            (d) Neither Acquiror nor any of its Affiliates has any plan or intention to take any action before or after the Effective Time that would adversely affect the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code or the qualification of the Contribution and the Distribution under Section 355 or Section 368(a) of the Code.

                                  ARTICLE VI
                    COVENANTS REGARDING CONDUCT OF BUSINESS

     6.1    Conduct of Business of Western.  Except as contemplated by this
            ------------------------------
Agreement, during the period from the date of this Agreement to the Closing Date, Chronicle will conduct the operations of Western according to its ordinary and usual course of business consistent with past practices. Without limiting the generality of the foregoing, Chronicle shall not, without the prior written consent of Acquiror:

            (a)   amend its Restated Articles of Incorporation or Bylaws;

            (b) declare, set aside, or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock, except for (i) the Distribution, (ii) cash dividends and distributions declared and paid in accordance with past practices as described on Schedule 6.1(b), and (iii) a dividend or distribution in the form of the AAA Notes;

            (c)   redeem or otherwise acquire any of its securities;

            (d) create, incur, or assume any indebtedness not currently outstanding other than:

                  (i)   indebtedness assumed by Spinco pursuant to Section
3.1(c);

                  (ii)  Acquiror Loans incurred pursuant to Section 3.3(a);

                  (iii) indebtedness incurred pursuant to Section 3.3(c);

                  (iv) other indebtedness of Chronicle incurred in the ordinary and usual course of Western's business (other than indebtedness that will be included in liabilities for purposes of calculating the Working Capital Deficit pursuant to Section 3.1(b)) that, together with liabilities included in
Section 6.1(e)(ii), does not exceed $500,000 in the aggregate; and

                  (v) other indebtedness that is permitted to be prepaid in full without penalty at or immediately after the Closing;

            (e) assume, guarantee, endorse, or otherwise become liable or responsible (whether directly, contingently, or otherwise) for the obligations of any other Person, other than:

                  (i) liabilities assumed by Spinco pursuant to Section 3.1(c); and

                  (ii) other liabilities of Chronicle incurred in the ordinary and usual course of Western's business (other than liabilities that will be included in liabilities for purposes of calculating the Working Capital Deficit pursuant to Section 3.1(b)) that, together with indebtedness included in
Section 6.1(d)(iv), do not exceed $500,000 in the aggregate;

            (f) except for the Contribution and except for any investment transferred to Spinco pursuant to Section 3.1(a), make any loans, advances, or capital contributions to, or investments in, any one or more Persons, which loans, advances, capital contributions, or investments in the aggregate exceed $250,000;

            (g) issue, sell, deliver, or agree or commit to issue, sell, or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise) any stock of any class or any other securities or amend any of the terms of any securities outstanding on the date of this Agreement;

            (h) dispose of or lease (as lessor) any assets material to Western, other than the disposition of any assets described on Schedule 3.1(a), sales of inventory in the ordinary and usual course of business consistent with past practice, and dispositions of assets no longer used in the business or operations of Western or in connection with the acquisition of replacement property of equivalent kind and value;

            (i) mortgage, pledge, or subject to any lien, lease, security interest, or other charge or encumbrance any properties or assets, tangible or intangible, material to Western, other than in the ordinary and usual course of business consistent with past practice;

            (j) acquire or lease (as lessee) any assets for use in Western's business other than in the ordinary and usual course of business consistent with past practice or as described on Schedule 6.1(j) (the "Capital Budget");

            (k) fail to make capital expenditures substantially in accordance with the Capital Budget; provided, however, that capital expenditures for individual projects may vary from the Capital Budget so long as the aggregate amount of capital expenditures provided for in the Capital Budget are made;

            (l) make any affirmative election to commence any cost of service proceeding conducted in accordance with Part 76.922 of Title 47 of the Code of Federal Regulations or any similar proceeding, provided that Acquiror's consent thereto may not be unreasonably withheld; or

            (m) take, or agree in writing or otherwise to take, any of the foregoing actions or any actions that would (i) make any representation or warranty of Chronicle contained in this Agreement untrue or incorrect as of the date when made or as of the Closing Date or (ii) result in any of the conditions to Closing in Article VIII of this Agreement not being satisfied.

     6.2    Conduct of Business of Acquiror.  Except as contemplated by
            -------------------------------
this Agreement, during the period from the date of this Agreement to the Closing Date, Acquiror will not take, any actions that would (i) make any representation or warranty of Acquiror contained in this Agreement untrue or incorrect as of the date when made or as of the Closing Date or (ii) result in any of the conditions to Closing in Article VIII of this Agreement not being satisfied.

                                  ARTICLE VII
                               OTHER AGREEMENTS

     7.1    No Solicitation.  Neither Chronicle nor any of its officers,
            ---------------
directors, representatives, or agents shall, directly or indirectly, knowingly encourage, solicit, initiate or, unless the Board of Directors of Chronicle determines, with the advice of outside counsel, to do so in the exercise of its fiduciary duties, participate in any way in discussions or negotiations with, or knowingly provide any confidential information to, any Person or group
(other than Acquiror or any Affiliate or associate of Acquiror and their respective directors, officers, employees, representatives, and agents) concerning any merger of Chronicle, the sale of any substantial part of the assets of Western, any issuance of shares of capital stock of Chronicle so as to effect the acquisition of any substantial part of the assets of Western, or any similar transaction involving Western; provided, however, that nothing contained in this Section 7.1 shall prohibit the Board of Directors of Chronicle from (i) making any disclosure to Chronicle's shareholders, or (ii) responding to any unsolicited proposal or inquiry by advising the Person making such proposal or inquiry of the terms of this Section 7.1. Chronicle will promptly communicate to Acquiror the fact that it has received any proposal or inquiry in respect of any such transaction and of any such information requested from it or of any such negotiations or discussions being sought to be initiated with Chronicle.

     7.2    Access to Information.  Between the date of this Agreement and
            ---------------------
the Effective Time, Chronicle and Acquiror will each (a) give the other party and its authorized representatives reasonable access, during regular business hours upon reasonable notice, to all offices and other facilities of such party and its Subsidiaries and to all books and records of such party and its Subsidiaries, (b) permit the other party to make such reasonable inspections of the offices, facilities, books, and records described in clause (a) as it may require, and (c) cause its officers and those of its Subsidiaries to furnish the other party with such financial and operating data and other information with respect to the business and properties of Chronicle and Western or Acquiror and its Subsidiaries, as the case may be, as the other party may from time to time reasonably request. All such access and information obtained by either Chronicle or Acquiror and their respective authorized representatives shall be subject to the confidentiality agreement between Chronicle and Acquiror dated June 3, 1994.

     7.3    Private Placement Information; Registration of Acquiror Common
            ---------------------------------------------------------------
Stock.
-----

            (a)   Private Placement Memorandum.  Acquiror, at its expense,
                  ----------------------------
shall prepare a private placement memorandum or similar document (the "PPM") and shall deliver the PPM to

Chronicle for delivery to shareholders of Chronicle before the shareholders' meeting contemplated by Section 7.7. Acquiror will include in the PPM copies of Acquiror's SEC Reports described in Rule 502(b)(2)(ii)(B) and (C) of Regulation D under the Securities Act and such other information concerning Acquiror, its business and assets and Acquiror Common Stock as Acquiror deems necessary or appropriate (such SEC Reports and other information being referred to as the "Acquiror PPM Information"). Chronicle shall have exclusive responsibility for preparing, or causing its counsel to prepare, and delivering to Acquiror in writing for inclusion in the PPM all other information to be included in the PPM (the "Chronicle PPM Information"), for the accuracy and completeness of the Chronicle PPM Information and for the timely delivery of the PPM to shareholders of Chronicle.

            (b)   Preparation and Filing.  Acquiror, at its expense, shall
                  ----------------------
prepare and, on or before the date that is 45 days after the date of approval of this Agreement by the shareholders of Chronicle, file with the SEC a Registration Statement (the "Registration Statement") on Form S-3, or other appropriate form, for the offering and sales on a delayed or continuous basis pursuant to Rule 415 under the Securities Act by those shareholders of Chronicle as of the Effective Time (and any transferee thereof pursuant to a transfer described in clauses (i) - (v) of the proviso to the third sentence of this Section 7.3(b)) who have executed and delivered to Acquiror an instrument in the form of Exhibit B (the "Selling Shareholders") of the shares of Acquiror Common Stock to be issued to the Selling Shareholders in the Merger. The section of the Registration Statement entitled "Plan of Distribution" shall be prepared in accordance with the requirements of Item 508 of Regulation S-K promulgated under the Securities Act and, notwithstanding anything to the contrary contained herein, shall provide that the Selling Shareholders may distribute Acquiror Common Stock pursuant to such Registration Statement solely in the manner set forth in Schedule 7.3(b). Notwithstanding any other provision of this Agreement or the "Plan of Distribution" contained in the Registration Statement, the Selling Shareholders shall agree pursuant to the instrument in the form of Exhibit B not to sell or otherwise distribute more than 25% in the aggregate of the number of shares of each class of Acquiror Common Stock issued to the Selling Shareholders in the Merger within one year after the Closing Date or more than 50% in the aggregate of the number of shares of each class of Acquiror Common Stock issued to the Selling Shareholders in the Merger within two years after the Closing Date; provided, however, that the foregoing restriction shall not apply to and shall not be taken into account for purposes of determining whether any other transfer complies with the foregoing restriction (i) any transfer by will or the laws of intestacy, (ii) any transfer by a trust which is a Selling Shareholder to the beneficiaries of such trust, (iii) any transfer by a Selling Shareholder to another Selling Shareholder, (iv) any transfer by a Selling Shareholder to such Selling Shareholder's spouse, parents, grandparents, or lineal descendants of such Selling Shareholder's grandparents, or (v) any transfer by a Selling Shareholder to a trust all of the beneficial interests in which are owned by one or more of the members of the group consisting of the Selling Shareholder and the individuals described in the preceding clause (iv). For a period of two years after the Closing Date, Acquiror agrees not to register in its stock transfer records any transfer of shares of Acquiror Common Stock by shareholders of Chronicle, unless Acquiror receives the written consent of Spinco to such transfer. Each certificate evidencing shares of Acquiror Common Stock issued to any shareholder of Chronicle pursuant to this Agreement shall bear a legend relating to the transfer restrictions set forth in the two immediately preceding sentences and each certificate evidencing shares of Acquiror Common Stock issued to any shareholder of Chronicle who is not a Selling Shareholder shall bear a legend to the effect that the shares evidenced thereby may not be transferred unless such transfer is registered under the Securities Act and applicable state securities laws or unless exemptions from such registration requirements are available. Acquiror will have exclusive responsibility for the preparation, filing, accuracy, and completeness of the Registration Statement, and any amendments or supplements thereto, except as to information therein and any amendments or supplements thereto, that Chronicle, Spinco or any of the Selling Shareholders shall have furnished in writing to Acquiror expressly for inclusion in the Registration Statement or any amendment or supplement thereto. Acquiror shall furnish to Chronicle, for Chronicle's review and comment, copies of the Registration Statement and any amendment or supplement thereto, in the forms proposed to be filed by Acquiror, not less than five business days prior to the filing thereof with the SEC, and Chronicle shall advise Acquiror in writing of any recommended changes to the Registration Statement or any amendment or supplement thereto within three business days following receipt of such documents from Acquiror. Acquiror will furnish to Chronicle and, after the Effective Time, the Selling Shareholders copies of the Registration Statement, any prospectus relating to the Registration Statement (as amended or supplemented from time to time, a "Prospectus"), and any amendments or supplements thereto, in the forms filed, immediately upon the filing of such documents with the SEC, together with any other documents that the Selling Shareholders reasonably request in order to facilitate the disposition of the Acquiror Common Stock registered pursuant to the Registration Statement. Acquiror shall use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and shall make available to the Selling Shareholders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the Registration Statement, an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act; provided, however, that Acquiror shall be deemed to have complied with this sentence if it has complied with Rule 158 promulgated under the Securities Act.

            (c)   Cooperation.  Acquiror will use its reasonable best
                  -----------
efforts to respond to any comments of the SEC with respect to the Registration Statement and to cause the Registration Statement to become effective as soon as possible after filing. Chronicle and Acquiror shall cooperate with each other and provide to each other in writing all information necessary in order to prepare the PPM and the Registration Statement and shall each provide promptly to the other party in writing any information that such party may obtain that could necessitate amending any such document. Acquiror will notify Chronicle and, after the Effective Time, the Selling Shareholders promptly of the receipt of any comments from the SEC or its staff or any other government official and of any requests by the SEC or its staff or any other government official for any amendment or supplement to the Registration Statement or for additional information and will supply Chronicle and, after the Effective Time, the Selling Shareholders with copies of all correspondence between Acquiror or any of its representatives, on the one hand, and the SEC or its staff or any other government official, on the other hand, with respect thereto.

            (d)   Information and Compliance with Legal Requirements.
                  --------------------------------------------------

                  (i) Acquiror covenants that the PPM, the Registration Statement, each Prospectus, and any amendment or supplement thereto (other than the Chronicle PPM Information and any information that Chronicle, any Selling Shareholder, or any of their respective representatives shall have furnished in writing to Acquiror expressly for inclusion in any such document) (A) will comply in all material respects with the Securities Act and the Exchange Act and (B) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

                  (ii) Chronicle covenants that the Chronicle PPM Information and the information supplied or to be supplied in writing to Acquiror by Chronicle or any of its representatives expressly for inclusion in the Registration Statement, each Prospectus, and any amendment or supplement thereto, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (iii) Each Selling Shareholder, as a condition to the inclusion in the Registration Statement of the shares of Acquiror Common Stock to be issued to such Selling Shareholder in the Merger, shall, by his or her execution and delivery of an instrument in the form of Exhibit B, covenant that the information supplied or to be supplied in writing to Acquiror by such Selling Shareholder or any of his or her representatives expressly for inclusion in the Registration Statement, each Prospectus, and any amendment or supplement thereto, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (e)   Amendments.  Until the first to occur of (i) the
                  ----------
expiration of three years after the Effective Time, and (ii) the sale of all Acquiror Common Stock covered by the Registration Statement, Acquiror shall promptly prepare and file with the SEC any amendments, post-effective amendments, and supplements to the Registration Statement or each Prospectus and shall use its reasonable best efforts to take all actions that are necessary or appropriate to keep the Registration Statement effective and current and to comply with the provisions of the Securities Act with respect to the disposition of all shares of Acquiror Common Stock covered by the Registration Statement. If the Registration Statement, as from time to time in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or if a post-effective amendment to the Registration Statement or a supplement to any Prospectus relating to the Registration Statement is required, Acquiror shall immediately notify each Selling Shareholder and shall promptly prepare and file with the SEC and furnish to each Selling Shareholder a supplement or amendment to the Registration Statement or the Prospectus included therein so that, as thereafter delivered to purchasers of the Selling Shareholders' shares of Acquiror Common Stock covered by the Registration Statement, such Prospectus will not contain any untrue statement of any material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances then existing.

            (f)   Blackout Periods.  Notwithstanding anything to the
                  ----------------
contrary contained in this Section 7.3, if Acquiror determines, in its reasonable judgment, that the use of the Registration Statement would adversely affect any financing, acquisition, corporate reorganization, or other material transaction involving Acquiror or any of its Affiliates or require Acquiror to disclose matters that otherwise would not be required to be disclosed at such time, then until such time as Acquiror has no further obligation pursuant to the first sentence of Section 7.3(e) hereof, Acquiror may require the suspension by each Selling Shareholder of the distribution of any Acquiror Common Stock registered pursuant to the Registration Statement for a reasonable period of time, but not in excess of 15 consecutive business days (a "Blackout Period"), by giving notice to such Selling Shareholder. Any such notice need not specify the reasons for such suspension if Acquiror determines, in its reasonable good faith judgment, that doing so would adversely affect any such transaction or would result in the disclosure of material non-public information. In the event that such notice is given, then until Acquiror has determined, in its reasonable good faith judgment, that such registration and distribution would no longer have the effect described in the preceding sentence and has given notice thereof to the Selling Shareholders, Acquiror's obligations with respect to the Registration Statement under Section 7.3(b),
(c), (d), (e), and (k) will be suspended. In no event, however, may there be more than four Blackout Periods in any period of 12 consecutive calendar months, and the number of days Selling Shareholders are required to suspend distributions of Acquiror Common Stock registered pursuant to the Registration Statement pursuant to Section 7.3(k)(v) may not exceed 45 business days in any period of 12 consecutive calendar months. Acquiror shall give written notice to each Selling Shareholder of the commencement and the termination of any Blackout Period. Each Blackout Period shall begin and end when the applicable notice is given (unless it shall earlier terminate pursuant to the terms thereof); provided, however, in the event Acquiror does not deliver written notice of the termination of such Blackout Period prior to the end of the fifteenth business day thereof, Acquiror shall be deemed to have delivered notice of the commencement of another Blackout Period on the subsequent business day.

            (g)   Notification.  Acquiror shall notify Chronicle and, after
                  ------------
the Effective Time, each Selling Shareholder immediately upon (i) the effectiveness of the Registration Statement, (ii) the issuance or threatened issuance of any stop order or other order preventing or suspending the use of any Prospectus, (iii) any suspension or threatened suspension of the use of any Prospectus in any state, (iv) any proceedings commenced or threatened to be commenced by the SEC or any state securities commission that would result in the issuance of such stop order or other order preventing or suspending the use of any Prospectus, or (v) any request by the SEC to supplement or amend any Prospectus after the effectiveness of the Registration Statement. Acquiror shall use its reasonable best efforts to prevent or promptly remove any stop order or other order preventing or suspending the use of any Prospectus and to comply with any such request by the SEC to amend or supplement such Prospectus.

            (h)   Blue-Sky; Nasdaq.  Acquiror shall use its reasonable best
                  ----------------
efforts to qualify the shares of Acquiror Common Stock to be issued and delivered to the Selling Shareholders in the Merger for resale by the Selling Shareholders under the securities or blue-sky laws of the District of Columbia and the States of California, Georgia, Massachusetts, Pennsylvania, and Wyoming, and such other states as shall be reasonably requested by the Selling Shareholders, or obtain the approval of any state authority that may be required in connection with the proposed distribution in any of such states, except, in each case, in any state in which Acquiror must either qualify to do business or file a general consent to service of process as a condition to the qualification of such shares of Acquiror Common Stock. Acquiror shall use its reasonable best efforts to cause all of the Acquiror Common Stock to be issued and delivered to the Selling Shareholders in the Merger to be listed on Nasdaq or any securities exchange on which any class of Acquiror Common Stock is then listed.

            (i)   Expenses.  Acquiror shall be responsible for all expenses
                  --------
incurred by Acquiror in complying with this Section 7.3, including all registration, qualification, and filing fees, printing expenses, fees and disbursements of counsel for Acquiror, applicable blue-sky fees and expenses, and the expense of any special audits incident to or required by the registration contemplated hereby. Each Selling Shareholder shall be responsible for all underwriting discounts and commissions and transfer taxes, if any, relating to any resale by such Selling Shareholder of his or her Acquiror Common Stock and of all fees and disbursements of counsel and of any other advisor to such Selling Shareholder.

            (j)   Other Filings.  Acquiror shall file with the SEC in a
                  -------------
timely manner all reports and other documents required to be filed by Acquiror under the Securities Act and the Exchange Act.

            (k)   Obligations of Selling Shareholders.  Acquiror's
                  -----------------------------------
obligations under this Section 7.3 with respect to registration of shares of Acquiror Common Stock shall be conditioned upon each Selling Shareholder's compliance with the following:

                  (i) The Selling Shareholder shall cooperate with Acquiror in connection with the preparation of the Registration Statement, and for so long as Acquiror is obligated to keep a Registration Statement effective, the Selling Shareholder will provide to Acquiror, in writing, for use in the Registration Statement, reasonably promptly after a request by Acquiror, all information relating to the Selling Shareholder as may be necessary to enable Acquiror to prepare the Registration Statement and to maintain the currency and effectiveness thereof.

                  (ii) The Selling Shareholder shall permit Acquiror and its representatives and agents to examine such documents and records and shall supply such information relating to the Selling Shareholder as they may reasonably request in connection with the offering or other distribution of Acquiror Common Stock registered pursuant to the Registration Statement in which the Selling Shareholder proposes to participate.

                  (iii) During such time as the Selling Shareholder may be engaged in a distribution of Acquiror Common Stock registered pursuant to the Registration Statement, the

Selling Shareholder will comply with all applicable laws including Rules 10b-6 and 10b-7 promulgated under the Exchange Act and pursuant thereto will, among other things: (A) not engage in any stabilization activity in connection with the securities of Acquiror in contravention of such rules; (B) distribute the Acquiror Common Stock registered pursuant to the Registration Statement owned by such Selling Shareholder solely in the manner described in the Registration Statement; (C) cause to be furnished to each agent or broker-dealer to or through whom the Acquiror Common Stock registered pursuant to the Registration Statement owned by such Selling Shareholder may be offered, or to the offeree if an offer is made directly by the Selling Shareholder, such copies of each Prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by applicable stock exchange rules, NASD rules, or law; and (D) not bid for or purchase any securities of Acquiror or attempt to induce any Person to purchase any securities of Acquiror in any manner prohibited under the Exchange Act.

                  (iv) At least 10 days prior to any distribution by the Selling Shareholder of Acquiror Common Stock registered pursuant to the Registration Statement, the Selling Shareholder will advise Acquiror in writing of the dates on which the distribution will commence and the maximum amount of Acquiror Common Stock to be sold.

                  (v)   Upon receipt of notice from Acquiror pursuant to
Section 7.3(e) or of the commencement of a Blackout Period pursuant to Section 7.3(f), then the Selling Shareholder shall cease offering or distributing Acquiror Common Stock registered pursuant to the Registration Statement until such time as Acquiror notifies the Selling Shareholder that offering and distribution of Acquiror Common Stock registered pursuant to the Registration Statement may recommence.

            (l)   Indemnification.
                  ---------------

                  (i) Acquiror shall indemnify, defend, and hold harmless Spinco, each of its officers and directors, each Selling Shareholder, and each underwriting and selling broker of any of the Acquiror Common Stock that is the subject of the Registration Statement, and each other Person, if any, who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Selling Shareholder Indemnified Parties"), against any losses, claims, damages, or liabilities (collectively, "Losses"), joint or several, to which any Selling Shareholder Indemnified Party may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the PPM, the Registration Statement or a Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Acquiror will not indemnify or hold harmless any Selling Shareholder Indemnified Party from or against such Losses if the untrue statement, omission or allegation thereof upon which such Losses are based (x) was in the Chronicle PPM Information or was made in reliance upon and in conformity with written information provided by Chronicle, Spinco or any Selling Shareholder Indemnified Party or their respective representatives specifically for use or inclusion in the PPM, the Registration Statement or any Prospectus, or (y) was made in any Prospectus used after such time as Acquiror provided notice to such Selling Shareholder pursuant to Section 7.3(e), or (z) was made in any Prospectus used after such time as the obligation of Acquiror hereunder to keep the Registration Statement effective and current has expired or been suspended hereunder. Acquiror shall promptly reimburse each Selling Shareholder Indemnified Party for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such Losses or actions in respect thereof.

                  (ii) Spinco shall indemnify, defend, and hold harmless Acquiror, each of its officers and directors, and each other Person, if any, who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Acquiror Indemnified Parties") against any Losses, joint or several, to which any Acquiror Indemnified Party may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the PPM, the Registration Statement or any Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if the statement or omission was in the Chronicle PPM Information or was made in reliance upon and in conformity with written information provided by Chronicle or Spinco or their respective representatives specifically for use or inclusion in the PPM, the Registration Statement or any Prospectus. Spinco shall promptly reimburse the Acquiror Indemnified Parties for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such Losses or actions in respect thereof.

                  (iii) Each Selling Shareholder, as a condition to the inclusion in the Registration Statement of the shares of Acquiror Common Stock to be issued to such Selling Shareholder in the Merger, shall, by his or her execution and delivery of an instrument in the form of Exhibit B, undertake to indemnify, defend, and hold harmless the Acquiror Indemnified Parties against any Losses, joint or several, to which any of the Acquiror Indemnified Parties may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with written information provided by or on behalf of such Selling Shareholder or any Person who controls such Selling Shareholder specifically for use or inclusion in any Registration Statement or any Prospectus, (ii) the use of any Prospectus by or on behalf of such Selling Shareholder after such time as Acquiror has provided notice to such Selling Shareholder pursuant to Section 7.3(e) or the failure by such Selling Shareholder to comply with the provisions of Section 7.3(k)(v), (iii) the use by or on behalf of such Selling Shareholder of any Prospectus after such time as the obligation of Acquiror hereunder to keep the Registration Statement effective and current has expired or been suspended hereunder, (iv) any violation by such Selling Shareholder or any Person who controls such Selling Shareholder within the meaning of either the Securities Act or the Exchange Act (or any agent, broker-dealer or underwriter engaged by such Selling Shareholder or any such controlling Person) of any federal or state securities law or rule or regulation thereunder, or (v) any failure by such Selling Shareholder to give any purchaser of Acquiror Common Stock registered pursuant to the Registration Statement at or prior to the written confirmation of such sale, a copy of the most recent Prospectus to the extent required by law. Each Selling Shareholder, as a condition to the inclusion in the Registration Statement of the shares of Acquiror Common Stock to be issued to such Selling Shareholder in the Merger, shall also undertake, by his or her execution and delivery of an instrument in the form of Exhibit B, to reimburse promptly the Acquiror Indemnified Parties for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such Losses or actions in respect thereof. For purposes of this Section 7.3(l), any information concerning Chronicle or the plan of distribution included in the PPM or the Registration Statement or any Prospectus which is provided to Chronicle for review within a reasonable period before filing or use thereof and as to which information Chronicle has not promptly provided written notice of objection to Acquiror shall be deemed to have been written information provided by Chronicle specifically for use in the PPM or in the Registration Statement or such Prospectus.

                  (iv) For purposes of this Section 7.3(l), the term "Indemnifying Party" shall mean the Person having an obligation hereunder to indemnify any other Person pursuant to this Section 7.3(l), and the term "Indemnified Party" shall mean the Person having the right to be indemnified pursuant to this Section 7.3(l). Whenever any claim shall arise for indemnification under this Section 7.3(l), the Indemnified Party shall promptly notify the Indemnifying Party in writing of such claim and, when known, the facts constituting the basis for such claim (in reasonable detail). Failure by the Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability hereunder except to the extent that such failure prejudices the Indemnifying Party.

                  (v) After such notice, if the Indemnifying Party undertakes to defend any such claim, then the Indemnifying Party shall be entitled, if it so elects, to take control of the defense and investigation with respect to such claim and to employ and engage attorneys of its own choice to handle and defend such claim, at the Indemnifying Party's cost, risk, and expense, upon written notice to the Indemnified Party of such election, which notice acknowledges the Indemnifying Party's obligation to provide indemnification hereunder. The Indemnifying Party shall not settle any third-party claim that is the subject of indemnification without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld; provided, however, that the Indemnifying Party may settle a claim without the Indemnified Party's consent if the settlement (A) makes no admission or acknowledgment of liability or culpability with respect to the Indemnified Party, (B) includes a complete release of the Indemnified Party, and (C) does not require the Indemnified Party to make any payment or forego or take any action. The Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial, and defense of any lawsuit or action with respect to such claim and any appeal arising therefrom (including the filing in the Indemnified Party's name of appropriate cross claims and counterclaims).

The Indemnified Party may, at its own cost, participate in any investigation, trial, and defense of such lawsuit or action controlled by the Indemnifying Party and any appeal arising therefrom. If, after receipt of a claim notice pursuant to Section 7.3(l)(iv), the Indemnifying Party does not undertake to defend any such claim, the Indemnified Party may, but shall have no obligation to, contest any lawsuit or action with respect to such claim and the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party (including the settlement thereof without the consent of the Indemnifying Party). If there are one or more legal defenses available to the Indemnified Party that conflict with those available to the Indemnifying Party, the Indemnified Party shall have the right, at the expense of the Indemnifying Party, to participate in the defense of the lawsuit or action; provided, however, that the Indemnified Party may not settle such lawsuit or action without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld. At any time after the commencement of defense of any lawsuit or action, the Indemnifying Party may request the Indemnified Party to agree in writing to the abandonment of such contest or to the payment or compromise by the Indemnifying Party of such claim, whereupon such action shall be taken unless the Indemnified Party determines that the contest should be continued and so notifies the Indemnifying Party in writing within 15 days of such request from the Indemnifying Party. Any request from the Indemnifying Party that any contest be abandoned shall specify the amount that the other party or parties to the contested claim have agreed to accept in payment or compromise of the claim. If the Indemnified Party determines that the contest should be continued, the Indemnifying Party shall be liable hereunder only to the extent of the lesser of (A) the amount that the other party or parties to the contested claim had agreed to accept in payment or compromise as of the time the Indemnifying Party made its request therefor to the Indemnified Party, as specified in the Indemnifying Party's request, or (B) the amount for which the Indemnifying Party may be liable with respect to such claim by reason of the provisions of this Agreement.

                  (vi) If the indemnification provided for in this Section 7.3(l) shall for any reason be unavailable to the Indemnified Party in respect of any Losses referred to herein, then the Indemnifying Party shall, in lieu of indemnifying the Indemnified Party, contribute to the amount paid or payable by the Indemnified Party as a result of such Losses or any action in respect thereof, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other with respect to the action, statement or omission that resulted in such Losses, as well as any other relevant equitable considerations. Relative fault with respect to an untrue or alleged untrue statement or omission of a material fact shall be determined by reference to whether the untrue or alleged untrue statement or omission of a material fact related to information supplied by the Indemnifying Party on the one hand or the Indemnified Party on the other, the intent of the parties and their relative knowledge, access to information, and opportunity to correct or prevent such statement or omission. The amount paid or payable by the Indemnified Party as a result of the Losses referred to above in this paragraph shall be deemed to include any legal or other expenses reasonably incurred by the Indemnified Party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            (m)   Further Assurances.  For the period of time specified in
                  ------------------
the first sentence of Section 7.3(e), each of the Selling Shareholders and Acquiror will take such other actions and enter into such other agreements as may be reasonably necessary or advisable in connection with the resale by the Selling Shareholders of the Acquiror Common Stock covered by the Registration Statement. Each Selling Shareholder, as a condition to the inclusion in the Registration Statement of the shares of Acquiror Common Stock to be issued to such Selling Shareholder in the Merger, shall, by his or her execution and delivery of an instrument in the form of Exhibit B, undertake to comply with this Section 7.3(m).

     7.4    Reasonable Best Efforts.  Subject to the fiduciary duties of
            -----------------------
the Board of Directors of Chronicle as advised by outside counsel, each of the parties to this Agreement agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper, or advisable under applicable law to consummate and make effective the transactions contemplated by this Agreement in the most expeditious manner practicable, including the satisfaction of all conditions to the Merger.

     7.5    Public Announcements.  No party to this Agreement shall make
            --------------------
any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions contemplated by this Agreement without such prior consultation with the other parties as to the timing and contents of any such announcement as may be reasonable under the circumstances; provided, however, that nothing contained herein shall prevent any party from promptly making all filings with governmental authorities that may, in its judgment, be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement so long as such party gives timely notice to the other parties of the anticipated disclosure and cooperates with the other parties in designing reasonable procedural and other safeguards to preserve, to the maximum extent possible, the confidentiality of all information furnished by the other parties pursuant to this Agreement.

     7.6    Notification.  Each party to this Agreement shall, in the event
            ------------
of, or promptly after obtaining knowledge of the occurrence or threatened occurrence of, any fact or circumstance that would cause or constitute a breach of any of its representations and warranties set forth herein, give notice thereof to the other parties and shall use its reasonable best efforts to prevent or remedy such breach.

     7.7    Meeting of Shareholders of Chronicle.  Chronicle shall take all
            ------------------------------------
action necessary, in accordance with the Nevada Corporation Law and its Restated Articles of Incorporation and Bylaws, to duly call, give notice of, convene, and hold a meeting of its shareholders as promptly as practicable, to consider and vote upon the adoption and approval of this Agreement (as a plan of merger under Section 78.451 of the Nevada Corporation Law), the Merger, the Contribution, and the other transactions contemplated by this Agreement, to the extent such approval is required by the Nevada

Corporation Law and Chronicle's Restated Articles of Incorporation. The shareholder vote required for the adoption and approval of this Agreement, the Merger, the Contribution, and the other transactions contemplated by this Agreement shall be the vote required by the Nevada Corporation Law and Chronicle's Restated Articles of Incorporation. In addition, at such meeting of the Chronicle shareholders, Chronicle shall request that the shareholders of Chronicle take any action required to amend any agreement among the shareholders to permit the Merger, the Contribution, and the other transactions contemplated by this Agreement to be consummated without contravening such agreement, and if the shareholders approve this Agreement, the Merger, the Contribution, and the other transactions contemplated by this Agreement at such meeting, Chronicle shall use its reasonable best efforts to cause each shareholder to execute and deliver to Acquiror an instrument in the form of Exhibit B or an investment letter in form and substance substantially similar to the provisions of Section 1 of Exhibit B. Subject to the fiduciary duty of the Board of Directors of Chronicle under applicable law as advised by outside counsel, Chronicle shall use its reasonable best efforts to secure the vote of shareholders required by the Nevada Corporation Law and Chronicle's Restated Articles of Incorporation to effect such transactions and to cause all necessary actions to be taken to amend such shareholders' agreement by the later of 30 days after the date of this Agreement or 20 days after delivery of the PPM by Acquiror to Chronicle.

     7.8    Regulatory and Other Authorizations.
            -----------------------------------

            (a)   Governmental Consents.  Chronicle and Acquiror agree to
                  ---------------------
use their respective reasonable best efforts to obtain all authorizations, consents, orders, and approvals of federal, state, local, and foreign regulatory bodies and officials and non-governmental third parties that may be or become necessary for its respective execution and delivery of, and the performance of its respective obligations pursuant to, this Agreement, and will cooperate fully with the other parties in promptly seeking to obtain all such authorizations, consents, orders, and approvals; provided, however, that neither Acquiror nor Chronicle shall have any obligations under this Section 7.8(a) until this Agreement is approved by the shareholders of Chronicle.

            (b)   HSR Act Filings.  Chronicle and Acquiror shall each make
                  ---------------
an appropriate filing of a Notification and Report Form pursuant to the HSR Act no later than 45 days after the date of approval of this Agreement by the shareholders of Chronicle. Each such filing shall request early termination of the waiting period imposed by the HSR Act. Chronicle and Acquiror shall use their respective reasonable best efforts to respond as promptly as reasonably practicable to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and to respond as promptly as reasonably practicable to all inquiries and requests received from any other governmental authority in connection with antitrust matters; provided, however, that nothing contained herein shall be deemed to preclude either Chronicle or Acquiror from negotiating reasonably with any governmental authority regarding the scope and content of any such requested information or documentation. Chronicle and Acquiror shall use their respective reasonable best efforts to overcome any objections that may be raised by the FTC, the Antitrust Division or any other governmental authority having jurisdiction over antitrust matters. Notwithstanding the foregoing, Acquiror shall not be required to make any significant change in the operations or activities of the business (or any material assets employed therein) of Acquiror or any of its Affiliates, if Acquiror determines in good faith that such change would be materially adverse to the operations or activities of the business (or any material assets employed therein) of Acquiror or any of its Affiliates having significant assets, net worth, or revenue.

            (c)   Franchise Consents.  Any application to any governmental
                  ------------------
authority for any authorization, consent, order, or approval necessary for the transfer of control of any Franchise shall be mutually acceptable to Chronicle and Acquiror. Without limiting the obligations of Chronicle and Acquiror under
Section 7.8(a), each of Chronicle and Acquiror agrees, upon reasonable prior notice, to make appropriate representatives available for attendance at meetings and hearings before applicable governmental authorities in connection with the transfer of control of any Franchise.

            (d)   Restructuring for Franchise Compliance.  If any
                  --------------------------------------
authorization, consent, order, or approval of any governmental authority necessary for the transfer of control of any Franchise shall not have been obtained prior to the Effective Time, Spinco and Acquiror shall cooperate with each other and use their respective reasonable best efforts (i) to restructure the ownership and control of such Franchise from and after the Effective Time in such a manner that, to the extent feasible, prevents any violation of the terms of such Franchise that would have a material adverse effect on the financial condition, results of operations, liabilities, assets, or business of Acquiror and its Subsidiaries taken as a whole or of Spinco yet preserves the intent of the parties as set forth in this Agreement with respect to the terms and conditions of the Merger, and (ii) notwithstanding the Closing, to continue to seek any authorization, consent, order, or approval necessary for the transfer of control of such Franchise.

            (e)   Other Transferee.  Acquiror shall deliver written notice
                  ----------------
to Chronicle of the identity of any intended assignee of any of the assets of Western other than Acquiror and its wholly owned subsidiaries within 10 days after the date of approval of this Agreement by Chronicle's shareholders. If Acquiror develops any additional plans or intentions for such assignments after such 10-day period but before the Effective Time, Acquiror will inform Chronicle promptly of such plans or intentions. Acquiror agrees that any such assignments described in the preceding two sentences shall not include more than 55% of the fair market value of the assets to be acquired pursuant to the Merger in the aggregate. Any obligations set forth in this Section 7.8(e) are in addition to Acquiror's obligations under Section 7.13(h).

     7.9    Further Assurances.  Each of the parties to this Agreement
            ------------------
shall execute such documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions of this Agreement and consummate the transactions contemplated by this Agreement or, at and after the Closing Date, to evidence the consummation of the transactions contemplated by this Agreement. Upon the terms and subject to the conditions of this Agreement, each of the parties to this Agreement shall take or cause to be taken all actions and to do or cause to be done all other things necessary, proper, or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to obtain in a timely manner all necessary waivers, consents, and approvals and to effect all necessary registrations and filings.

     7.10   Internal Revenue Service Ruling.
            -------------------------------

            (a)   Cooperation.  As promptly as practicable after the date
                  -----------
of approval of this Agreement by the shareholders of Chronicle, after reasonable consultation with and review by Acquiror, Chronicle shall prepare and submit to the IRS a request for an advance letter ruling from the IRS with respect to the matters described on Schedule 7.10. Chronicle shall furnish to Acquiror, for Acquiror's review and comment, copies of the ruling request to be filed by Chronicle, prior to the filing thereof with the IRS, and Acquiror shall advise Chronicle of any recommended changes to the ruling request as soon as reasonably practicable following receipt from Chronicle. Chronicle shall notify Acquiror prior to any in person meeting scheduled with the IRS to discuss the ruling request and shall provide Acquiror with an opportunity to participate in any such meeting if requested by Acquiror. Chronicle shall provide Acquiror promptly with copies of any correspondence between Chronicle and the IRS with respect to the ruling request. Acquiror shall reasonably cooperate in good faith with Chronicle in seeking to obtain such ruling.

            (b)   Drop-down of Assets.  If Chronicle determines in good
                  -------------------
faith that one or more of the contributions referred to in paragraphs 15, 16 or 17 of Schedule 7.10 of this Agreement, other than transfers by Acquiror to TCI Communications, Inc., are materially interfering with (i) the IRS' willingness to issue the advance letter ruling referred to in Section 7.10(a) of this Agreement based on communications with the IRS or (ii) the opinion referred to in Section 8.2(f) of this Agreement (in either case an "Interfering Transfer"), then Acquiror shall be given an opportunity to participate in a discussion with the IRS regarding such contributions. If, after such discussion, Chronicle determines reasonably and in good faith that any such contribution is an Interfering Transfer, Acquiror shall abandon any plan or intent to make any such Interfering Transfer and shall not take steps to make any such Interfering Transfer within two years after the Effective Time. Any obligations set forth in this Section 7.10(b) are in addition to Acquiror's obligations under Section 7.13(h).

     7.11   Records Retention.
            -----------------

            (a)   Spinco Obligation.  For a period of five years after the
                  -----------------
Closing Date, Spinco shall retain all of its books and records relating to Western for periods prior to the Closing Date (except that Spinco shall retain all such books and records relating to Taxes for the period of the applicable statute of limitation), and the Surviving Corporation shall have the right to inspect such books and records during normal business hours, upon five days' prior notice, in connection with the preparation of financial statements, reports, and filings and any other reasonable purpose.

            (b)   Surviving Corporation Obligation.  For a period of five
                  --------------------------------
years after the Closing Date, the Surviving Corporation shall retain all of its books and records relating to Western for periods prior to the Closing Date (except that the Surviving Corporation shall retain all such books and records relating to Taxes for the period of the applicable statute of limitation), and Spinco shall have the right to inspect such books and records during normal business hours, upon five days' prior notice, in connection with the preparation of financial statements, reports, and filings and any other reasonable purpose.

     7.12   Chronicle Name.
            --------------

            (a) Acquiror acknowledges that the name "Chronicle," whether alone or in combination with one or more other words, is an asset of Chronicle being transferred to Spinco in the Contribution. Promptly after the Closing Date, Acquiror shall take all actions necessary to permit Spinco to change its name to "The Chronicle Publishing Company."

            (b) Between the consummation of the Contribution and the Closing, Chronicle shall have a non-exclusive license to use the name "The Chronicle Publishing Company."

     7.13   Tax Matters.
            -----------

            (a)   Spinco Obligations.
                  ------------------

                  (i) Spinco shall be liable for, shall pay, and shall indemnify and hold the Surviving Corporation harmless, on an after-tax basis, against all Chronicle Taxes (including any Taxes resulting from payments made pursuant to this Section 7.13(a)(i)), and any and all liabilities, losses, damages, costs, and expenses (including court costs and reasonable professional fees incurred in the investigation, defense, or settlement of any claims covered by this indemnity) attributable to any such Chronicle Taxes. Spinco shall be liable for all Taxes resulting from the failure of the Contribution and the Distribution to qualify as a tax-free reorganization under Section 368(a)(1)(D) and Section 355 of the Code and the failure of the Merger to qualify as a tax-free reorganization under Section 368(a) of the Code to the extent such failure results from any action or omission by Chronicle or its shareholders before the Effective Time or (B) by Spinco or Spinco's shareholders (including Spinco's breach of any of its covenants in Section 7.13(h)).

                  (ii) Spinco or its shareholders, as applicable, shall be entitled to any credits or refunds of Chronicle Taxes paid or allocable to Chronicle or its shareholders at any time, and Spinco shall indemnify and hold harmless the Surviving Corporation against any subsequent disallowance of such credits or refunds.

                  (iii) Spinco shall be responsible for the preparation and filing of all Chronicle Tax Returns for all taxable periods that end on or before the Closing Date, including Tax Returns of Chronicle with respect to such periods that are due after the Closing Date, and Spinco shall be responsible for the payment of all Taxes payable by Chronicle shown to be due thereon.

                  (iv) Spinco shall be designated as the agent for Chronicle with respect to Chronicle Taxes, and shall have the sole authority to deal with any matters relating to Chronicle Taxes, including but not limited to the filing of amended returns, except that such authority shall not include a change of accounting method or revocation of tax elections that could have an adverse effect on the Surviving Corporation after the Effective Time.

                  (v) Acquiror shall promptly inform Spinco whenever any taxing authority asserts a claim, makes an assessment, or otherwise disputes the amount of any Chronicle Taxes. Spinco, at its cost and expense, shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment, or dispute.

            (b)   Acquiror Obligations.
                  --------------------

                  (i) Acquiror shall be liable for, shall pay, and shall indemnify and hold Spinco and each Person who was a shareholder of Chronicle at or at any time prior to the Effective Time harmless, on an after-tax basis, against all Taxes (including any Taxes resulting from any payments made pursuant to this Section 7.13(b)(i)), and any and all liabilities, losses, damages, costs, and expenses (including court costs and reasonable professional fees incurred in the investigation, defense, or settlement of any claims covered by this indemnity) attributable to any such Taxes, resulting from (A) the failure of the Merger to qualify as a tax-free reorganization under Section 368(a) of the Code, or (B) the failure of the Contribution and the Distribution to qualify as a tax-free reorganization under Section 368(a)(1)(D) and Section 355 of the Code, in each case to the extent such failure results from any action or omission by Acquiror (including Acquiror's breach of any of its covenants in Section 7.13(h)).

                  (ii) Whenever any taxing authority asserts a claim or makes an assessment for Taxes for which Acquiror is or may be liable under Section 7.13(b)(i) of this Agreement, Spinco or the former shareholder of Chronicle against whom such claim or assessment is asserted shall promptly inform Acquiror. Acquiror, at its cost and expense, shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment, or dispute.

                  (iii) (A)   Acquiror agrees (1) to claim or to cause one or
more of its Affiliates to claim deductions, losses or credits with respect to any liabilities assumed by Spinco as described in Section 3.1(c) of this Agreement or indemnified by Spinco pursuant to the Contribution Agreement ("Spinco Assumed Liabilities") that Spinco reasonably determines and notifies Acquiror should be reported as an item of deduction, loss or credit on a federal Tax Return of Acquiror or any of its Affiliates (an "Acquiror Deduction Item") provided such notice is received by Acquiror at least 30 days before the filing of such Tax Return and (2) at such time as there is a final determination relating to Taxes with respect to a federal Tax Return for any taxable year in which an Acquiror Deduction Item is claimed, to pay to Spinco an amount equal to the sum of the realized tax benefits from such Acquiror Deduction Item plus an amount equal to the deemed state tax benefit realized by Acquiror from such Acquiror Deduction Item determined based upon an imputed state tax rate of four and one-half percent (4-1/2%), together with interest from March 15 of the year following the taxable year in which tax benefits are realized from an Acquiror Deduction Item until the date of payment to Spinco at a rate equal to the prime rate charged by The Bank of New York as of such

March 15. If Acquiror has been given notice of an Acquiror Deduction Item, Acquiror will notify Spinco at least 60 days prior to the date it intends to file a federal Tax Return of Acquiror or its Affiliates if such Tax Return is to be filed on a date other than the first date such Tax Return is due without extensions.

                        (B) With respect to a taxable year which includes or begins after the Merger, Acquiror agrees to notify Spinco at least 60 days prior to the date any amended federal Tax Return of Acquiror or any of its Affiliates is to be filed. Acquiror further agrees (1) to claim or to cause one or more of its Affiliates to claim deductions, losses or credits with respect to any Spinco Assumed Liabilities that Spinco reasonably determines and notifies Acquiror should be reported as an item of deduction, loss or credit on an amended federal Tax Return to be filed by Acquiror or any of its Affiliates (an "Amended Deduction Item") provided such notice is received by Acquiror at least 30 days before the filing of such amended Tax Return and (2) at such time as there is a final determination relating to Taxes with respect to a federal Tax Return for any taxable year in which an Amended Deduction Item is claimed, to pay to Spinco an amount equal to the sum of the realized tax benefits from such Amended Deduction Item plus an amount equal to the deemed state tax benefit realized by Acquiror from such Amended Deduction Item determined based upon an imputed state tax rate of four and one-half percent (4-1/2%), together with interest from the later of (A) the date Acquiror or any of its Affiliates is entitled to interest pursuant to such amended Tax Return or (B) March 15 of the year following the taxable year in which tax benefits are realized from such Amended Deduction Item, until the date of payment to Spinco at a rate equal to the prime rate charged by The Bank of New York as of the later of the two dates described above.

                        (C) As used in this Section 7.13(b)(iii) "final determination" means (i) a decision of the United States Tax Court or a judgment, decree, or other order by any court of competent jurisdiction that has become final and unappealable, (ii) a closing agreement under Section
7121 of the Code that is binding on the IRS or other final settlement with the IRS, or (iii) any final disposition by reason of the expiration of the statute of limitations. As used in this Section 7.13(b)(iii), "realized tax benefits" from an Acquiror Deduction Item or an Amended Deduction Item shall be the positive difference (if any) between (1) income Taxes that would be shown as due and payable on the consolidated federal Tax Return filed by Acquiror and its Affiliates without regard to any Acquiror Deduction Item or Amended Deduction Item, but otherwise taking into account all other information in such Tax Return as filed (either originally or as amended) and otherwise making such calculations in conformity with applicable Tax laws and regulations (including the carryback of losses or credits) and (2) the income Taxes actually shown as due and payable on such Tax Return as filed (either originally or as amended).

            (c)   Other Taxes.  Except as otherwise provided in Section
                  -----------
7.13(a) and Section 7.13(b), all Taxes shall be the responsibility of the taxpayer on which they are imposed, and any refunds and credits of Taxes shall be for the account of the taxpayer responsible for such Taxes.

            (d)   Cooperation.  Acquiror, Chronicle, and Spinco shall
                  -----------
cooperate with each other in a timely manner in the preparation and filing of any Tax Returns, the payment of any Taxes in accordance with this Agreement, and the conduct of any audit or other proceeding and to effect the provisions of this Agreement relating to Taxes including the determination of tax benefits pursuant to Section 7.13(b)(iii). Each party shall execute and deliver such powers of attorney and make available such other documents as are necessary to carry out the intent of this Section 7.13. Each party agrees to notify the other party of any audit adjustments that do not result in a tax liability to that party but can reasonably be expected to affect Tax Returns of the other party or a former shareholder of Chronicle.

            (e)   Retention of Records.  Acquiror, Chronicle, and Spinco
                  --------------------
shall (i) retain records, documents, accounting data, and other information (including computer data) necessary for the preparation and filing of all Tax Returns or the audit of such returns, and (ii) give to each other reasonable access to such records, documents, accounting data, and other information (including computer data), to its personnel (and shall insure their cooperation), and to its premises, for the purpose of the review or audit of such Tax Returns to the extent relevant to an obligation or liability of a party under this Agreement.

            (f)   Payments; Disputes.  Except as otherwise provided in this
                  ------------------
Section 7.13, any amounts owed by any party to any other party under this
Section 7.13 shall be paid within ten days after notice from the party entitled to such payment; provided, however, that if any party entitled to indemnification under this Section 7.13 has not paid the amount for which such party is entitled to indemnification and such amount is being contested before the appropriate governmental authorities in good faith, the indemnifying party shall not be required to make payment to the indemnified party until an appropriate governmental authority determines finally that payment is due. If the parties cannot agree on any calculation of any liabilities under this
Section 7.13, such calculation (but not the determination of whether any liability in fact exists) shall be made by any independent public accounting firm acceptable to the disputing parties. The decision of such firm shall be final and binding. The fees and expenses incurred in connection with such calculation shall be borne equally by the disputing parties. For purposes of the immediately preceding sentence, all former shareholders of Chronicle, all shareholders of Spinco, and Spinco shall collectively be deemed to constitute a single party.

            (g)   Termination of Liabilities.  Notwithstanding any other
                  --------------------------
provision in this Agreement, the liabilities of Spinco and Acquiror for any Tax under this Section 7.13 shall apply only to Taxes properly assessed before the expiration of the applicable statute of limitations for such Tax.

            (h)   Other Covenants.
                  ---------------

                  (i) Spinco will not take or fail to take any action if such action taken by Spinco or such failure to act by Spinco would cause the Merger not to qualify as a reorganization within the meaning of Section 368(a) of the Code or would cause the Contribution and Distribution not to qualify as a reorganization within the meaning of Section 355 or Section 368(a) of the Code.

                  (ii) Neither Acquiror nor any of its Affiliates will take any action or fail to take any action if such action taken by Acquiror or any of its Affiliates or such failure to act by Acquiror or any of its Affiliates would cause the Merger not to qualify as a reorganization under Section 368(a) of the Code or would cause the Contribution and the Distribution not to qualify under Section 355 or Section 368(a) of the Code. Neither Acquiror nor any of its Affiliates will take any action that is inconsistent with any representation or statement contained in (A) the request (including any exhibits or supplements thereto) for an advance letter ruling from the IRS as contemplated by Section 7.10 unless such representation or statement is objected to by Acquiror prior to the filing of such request (including any exhibits or supplements thereto) with the IRS or (B) a certificate of an appropriate officer of Acquiror in the form of Exhibit 7.13(h) to be executed in conjunction with the tax opinion described in Section 8.2(f).

     7.14   Employee Benefits; Employee Matters.
            -----------------------------------

            (a) Each employee of the Surviving Corporation or any of its Subsidiaries who was an employee of Western immediately prior to the Effective Time and such employee's eligible dependents (i) shall be entitled to participate in the Surviving Corporation's Employee Benefit Plans to the same extent as similarly situated employees of Acquiror and their dependents; (ii) shall receive credit for such employee's past service with any cable television system owned by Chronicle as of the Effective Time (including past service with any prior owner or operator of such cable television system) for purposes of eligibility and vesting under the Surviving Corporation's Employee Benefit Plans, including for purposes of eligibility and participation under the Surviving Corporation's severance policies and plans, including the calculation of such employee's "Years of Continuous Service" under the Tele-Communications, Inc. Severance Pay Plan, effective January 1, 1995, as amended, to the extent such service was credited under the Western Employee Benefit Plans on the Closing Date; and (iii) shall not be subject to any waiting periods or limitations on benefits for pre-existing conditions under the Surviving Corporation's Employee Benefit Plans, including any group health and disability plans, except to the extent such employees were subject to such limitations under the Western Employee Benefit Plans.

            (b) Employees of the Surviving Corporation or any of its Subsidiaries who were employees of Western immediately prior to the Effective Time shall be entitled to carry forward (i) ten days of sick leave to be applied to the year in which the Closing occurs and (ii) vacation accrued by them as employees of Chronicle, in either case to the extent accrued by Chronicle for purposes of determining the Working Capital Deficit under Section 3.1(b); provided, however, that if requested by Acquiror, the amount of accrued vacation permitted to be carried over by such employees shall be limited to the maximum amount of vacation permitted to be accrued by employees of Acquiror in accordance with Acquiror's standard practices, Chronicle shall pay such employees for any accrued vacation not permitted to be carried over prior to the Effective Time, and the amount accrued for purposes of determining the Working Capital Deficit under Section 3.1(b) shall be reduced by the amount paid by Chronicle to such employees pursuant to this Section 7.14(b).

            (c) Not later than 30 days prior to the Closing Date, Acquiror shall notify Chronicle of any employees of Western whom Acquiror does not intend to employ after the Effective Time; provided, however, that any such notification by Acquiror shall include only (i) any "corporate" employees of Western identified on Schedule 4.18 under Location Code "SF" and (ii) up to 30 "non-corporate" employees of Western. At Chronicle's option, Chronicle shall offer employment to such employees with Spinco after the Effective Time or shall terminate such employees effective prior to the Effective Time. Spinco shall assume all liabilities with respect to any such employees terminated by Chronicle prior to the Effective Time.

     7.15   Bay TV Joint Venture.  At Closing, Acquiror and Spinco shall
            --------------------
execute and deliver a joint venture agreement and related documents substantially in accordance with the term sheet attached as Exhibit C.

     7.16   Environmental Reports.  Acquiror, at its expense, may cause to
            ---------------------
be prepared for any owned real property of Western a current Phase I Environmental Site Assessment prepared by a nationally known environmental engineering firm. Acquiror will provide to Chronicle a copy of any such Phase I environmental report that is prepared for Acquiror.

     7.17   Approval of Acquiror's Board of Directors.  Acquiror shall use
            -----------------------------------------
reasonable best efforts to obtain, within 10 days after the execution of this Agreement by Chronicle and Acquiror, the ratification by Acquiror's Board of Directors in accordance with its charter documents and applicable law for the execution and delivery of this Agreement on behalf of Acquiror and the performance by Acquiror of its obligations under this Agreement and the consummation of the transactions contemplated by this Agreement.

     7.18   Suspension of Chronicle's Covenants.  Notwithstanding anything
            -----------------------------------
in this Agreement to the contrary, if the condition set forth in Section 8.1(a) is not satisfied within 120 days after the date of this Agreement, then Chronicle will not be deemed to be in default under this Agreement for any failure prior to the satisfaction of such condition to perform or comply with any of its covenants under this Agreement (except its covenants under Section 7.1, Section 7.5 and Section 7.7) to be performed or complied with by it prior to the Closing. If, however, any such failure causes the condition set forth in Section 8.3(b) not to be satisfied on the Closing Date, Acquiror shall not be obligated to effect the transactions contemplated by this Agreement.

                                  ARTICLE VII
                             CONDITIONS TO CLOSING

     8.1    Conditions to the Obligations of Chronicle and Acquiror.  The
            -------------------------------------------------------
respective obligations of Chronicle and Acquiror to consummate the transactions contemplated by this Agreement are subject to the requirements that:

            (a) This Agreement, the Merger, the Contribution, and the other transactions contemplated by this Agreement shall have been approved and adopted by the shareholders of Chronicle to the extent provided in Section 7.7;

            (b) Any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated;

            (c) The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order;

            (d)   The transactions contemplated by Section 3.1(a) and Section
3.2 shall have been consummated in accordance with the terms of this Agreement and the Contribution Agreement;

            (e) Chronicle shall have received from the IRS an advance letter ruling as contemplated by Section 7.10, substantially to the effect set forth in paragraphs 1 through 14 of Schedule 7.10; and

            (f) No federal, state, or foreign governmental authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any statute or rule, regulation, injunction, or other order (whether temporary or preliminary or permanent) that remains in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting the transactions contemplated by this Agreement, or that questions the validity or the legality of the transactions contemplated by this Agreement and that could reasonably be expected to materially and adversely affect the value of the business of Western or Acquiror; provided, however, that this condition shall not apply with respect to any statute or rule, regulation, injunction, or other order that prohibits the transfer of control of any Franchise if the condition in
Section 8.3(d) has been satisfied or waived by Acquiror and Chronicle.

     8.2    Conditions to the Obligations of Chronicle.  The obligations of
            ------------------------------------------
Chronicle to effect the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

            (a) The representations and warranties of Acquiror contained in this Agreement or in any other document delivered pursuant to this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date and Acquiror shall have delivered to Chronicle and Spinco at the Closing a certificate executed on behalf of Acquiror by an executive officer of Acquiror to that effect;

            (b) Each of the covenants of Acquiror to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on or before the Closing Date and Acquiror shall have delivered to Chronicle at the Closing a certificate executed on behalf of Acquiror by an executive officer of Acquiror to that effect;

            (c) Acquiror shall have performed its obligations under Section 3.3(a);

            (d) The Acquiror Class A Common Stock shall not have been suspended from trading on Nasdaq and the shares of Acquiror Class A Common Stock to be issued in the Merger shall have been authorized for listing on Nasdaq, subject only to official notice of issuance, and each other class of Acquiror Common Stock shall not have been suspended from trading on Nasdaq or any securities exchange on which each such other class of Acquiror Common Stock is then listed and the shares of such other class of Acquiror Common Stock to be issued in the Merger shall have been authorized for listing on Nasdaq or any securities exchange on which such other class of Acquiror Common Stock is then listed, subject only to official notice of issuance;

            (e) The FCC shall have consented, to the extent such consent is legally required, to the assignment to Spinco of all FCC licenses possessed by Chronicle in connection with its business (other than that conducted by Western), except where the failure to obtain any such consent would not have a material adverse effect on the financial condition, results of operations, liabilities, assets, or business of Spinco;

            (f) Chronicle shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom, special tax counsel to Chronicle, in form and substance reasonably satisfactory to Chronicle, dated as of the Effective Time, substantially to the effect that, on the basis of facts, representations, and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code (in rendering such opinion, Skadden, Arps, Slate, Meagher & Flom may require and rely upon representations and covenants contained in certificates of officers of Acquiror, Chronicle, and others, including shareholders of Chronicle);

            (g) Chronicle and Spinco shall have received an opinion of Sherman & Howard L.L.C., counsel for Acquiror, dated as of the Closing Date (which opinion may rely on the opinions of other counsel for Acquiror), in form and substance reasonably satisfactory to Chronicle, Spinco, and their counsel;

            (h) The Acquiror Common Stock Value as defined in the first sentence of Section 2.2(c), without regard to the adjustments set forth in the second sentence of Section 2.2(c), shall be equal to or greater than the Minimum Value; and

            (i) Those consents of third parties listed on Schedule 8.2(i) shall have been obtained.

     8.3    Conditions to Obligations of Acquiror.  The obligations of
            -------------------------------------
Acquiror to effect the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

            (a) Subject to Section 8.4, the representations and warranties of Chronicle contained in this Agreement or in any other document delivered pursuant to this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date and Chronicle shall have delivered to Acquiror at the Closing a certificate executed on behalf of Chronicle by an executive officer of Chronicle to that effect;

            (b) Subject to Section 8.4, each of the covenants of Chronicle to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on or before the Closing Date and Chronicle shall have delivered to Acquiror at the Closing a certificate executed on behalf of Chronicle by an executive officer of Chronicle to that effect;

            (c) The FCC shall have consented, to the extent such consent is legally required, to the transfer to Acquiror of all FCC licenses possessed by Chronicle in connection with Western's business, except where the failure to obtain any such consent would not have a material adverse effect on the financial condition, results of operations, liabilities, assets, or business of Acquiror and its Subsidiaries taken as a whole;

            (d) The aggregate number of Basic Subscribers in those Franchise Areas that are Transferable Franchise Areas shall be at least 90% of the aggregate number of Basic Subscribers in all Franchise Areas. For purposes of this Section 8.3(d) and Section 8.3(e):

                  (i) The number of Basic Subscribers in a Franchise Area shall be the number of Basic Subscribers set forth next to the name of such Franchise Area on Schedule 4.15 (regardless of any change in the number of Basic Subscribers in such Franchise Area between June 22, 1995 and the Closing
Date) and the aggregate number of Basic Subscribers in all Franchise Areas shall be the total number of Basic Subscribers for all Franchise Areas as set forth on Schedule 4.15 (regardless of any change in the aggregate number of Basic Subscribers between June 22, 1995 and the Closing Date); and

                  (ii) A "Transferable Franchise Area" means any Franchise Area with respect to which (A) any authorization, consent, order, or approval of any governmental authority necessary for the transfer of control of the Franchise for such Franchise Area in connection with the consummation of the transactions contemplated by this Agreement, in form and substance reasonably satisfactory, based on cable industry standards, to Acquiror, shall have been obtained and shall be in full force and effect as of the Effective Time, and the right of any governmental authority to acquire the System serving any Franchise Area shall have been waived, other than rights of condemnation or eminent domain afforded by law; or (B) no authorization, consent, order, or approval of any governmental authority is necessary for the transfer of control of the Franchise for such Franchise Area in connection with the consummation of the transactions contemplated by this Agreement, or (C) no Franchise is required for the provision of cable television service in the Franchise Area;

            (e) Each of the Franchise Areas designated on Schedule 8.3(e) shall have become a Transferable Franchise Area (as defined in Section 8.3(d)(ii));

            (f) The Franchises for the following Franchise Areas shall have been renewed or extended on terms and conditions reasonably satisfactory to
Acquiror:

                  (i) Thousand Oaks, California (and related franchises in Ventura County, California);

                  (ii)  South San Francisco, California; and

                  (iii) Carmel-By-The-Sea, California;

            (g) The rebuild required under the Franchise for Camarillo, California shall have been completed;

            (h) The retransmission consent agreement for KITV in Hawaii shall have been amended such that no cash consideration shall be required to be paid thereunder on or after the Effective Time and the retransmission consent agreement for KDBC in Las Cruces, New Mexico shall have been amended to clarify that the obligation of the Surviving Corporation thereunder on or after the Effective Time shall be limited to purchasing promotional spots up to the stated dollar amounts, not to make cash payments;

            (i) The programming affiliation agreements for carriage of Nippon Golden Network and all agreements pursuant to which programming is acquired by Chronicle through Telesynergy, Inc. shall have been terminated prior to the Effective Time and, after the Effective Time, carriage of Bay TV in Western's Systems shall be governed by the affiliation agreement with Satellite Services, Inc., an Affiliate of Acquiror, in effect at the Effective Time;

            (j) Acquiror shall have received an opinion of Dow, Lohnes & Albertson, counsel for Chronicle, and Cole Raywid & Braverman, FCC counsel for Chronicle, dated as of the Closing Date (which opinions may rely on the opinions of other counsel for Chronicle), in form and substance reasonably satisfactory to Acquiror and its counsel;

            (k) The lease for office space at Two Rincon Center, 121 Spear Street, Suite 205, San Francisco, California shall have been extended on a month-to-month basis or for a term of no longer than six months after December 31, 1995 on terms and conditions reasonably satisfactory to Acquiror or the facilities located at such location shall have been moved to another location reasonably satisfactory to Acquiror and Chronicle; and

            (l) Those consents of third parties described on Schedule 8.3(l) shall have been obtained.

     8.4    Exception to Conditions to Obligations of Acquiror.
            --------------------------------------------------

            (a) For purposes of the conditions contained in Section 8.3(a) and Section 8.3(b) to the obligations of Acquiror to effect the Merger, the representations and warranties of Chronicle shall be true and correct in all material respects as of the Closing Date, and the covenants of Chronicle to be performed on or before the Closing Date shall have been performed in all material respects, if the aggregate amount of damages that could reasonably be expected to be suffered by the Surviving Corporation as a result of any failures of such representations and warranties to be true and correct as of the Closing Date or as a result of the nonperformance by Chronicle of any such covenant would not exceed $1,000,000.

            (b) The conditions contained in Section 8.3(a) and Section 8.3(b) to the obligations of Acquiror to effect the Merger shall be deemed satisfied notwithstanding the failures of any representations and warranties of Chronicle to be true and correct as of the Closing Date or the nonperformance by Chronicle of any covenant to be performed on or before the Closing Date if (i) the aggregate amount of damages that could reasonably be expected to be suffered by the Surviving Corporation as a result of the failures of such representations and warranties to be true and correct as of the Closing Date or as a result of the nonperformance by Chronicle of any such covenant would not exceed $100,000,000 and (ii) Spinco agrees to indemnify the Surviving Corporation against any such damages actually suffered by the Surviving Corporation to the extent they exceed, in the aggregate, $500,000.

                                  ARTICLE IX
                                  TERMINATION

     9.1    Termination.  This Agreement may be terminated and the
            -----------
transactions contemplated by this Agreement may be abandoned at any time prior to the Closing Date:

            (a) by mutual written consent duly authorized by the Boards of Directors of Chronicle and Acquiror;

            (b) by either Chronicle or Acquiror, if Acquiror's Board of Directors has not approved the transactions contemplated by this Agreement within 10 days after execution of this Agreement as provided in Section 7.17, at any time prior to the date on which Acquiror's Board of Directors has approved the transactions contemplated by this Agreement;

            (c) by Acquiror, if the condition set forth in Section 8.1(a) shall not have been satisfied within 60 days after the date of this Agreement unless Acquiror is in default of its obligations under Section 7.3(a) of this Agreement, at any time prior to the satisfaction of the condition set forth in Section 8.1(a);

            (d) by either Chronicle or Acquiror, so long as the terminating party is not in default under this Agreement in any material respect, after the later of (i) March 31, 1996 (or, at Acquiror's option, if the condition set forth in Section 8.1(a) shall not have been satisfied as of such date, June 30,
1996), or (ii) any date to which the Closing has been postponed pursuant to
Section 1.1(b) (such later date, the "Termination Date"), if the Merger has not been consummated on or before such date;

            (e) by Chronicle, if it is not in default under this Agreement in any material respect, and either (i) Acquiror has failed to perform in any material respect, any covenant in this Agreement when performance thereof was due and has not cured the failure within twenty business days after Chronicle delivered written notice thereof to Acquiror, or (ii) any condition in Section
8.1 or Section 8.2 has not been satisfied in any material respect, and is not capable of being satisfied prior to the Termination Date; or

            (f) by Acquiror, if it is not in default under this Agreement in any material respect, and either (i) Chronicle has failed to perform in any material respect, any covenant in this Agreement when performance thereof was due and has not cured the failure within 20 business days after Acquiror delivered written notice thereof to Chronicle, except where the failure to perform such covenant would not cause the condition in Section 8.3(b) not to be satisfied, after giving effect to Section 8.4, (ii) any condition in Section
8.1 or Section 8.3 has not been satisfied and is not capable of being satisfied prior to the Termination Date, or (iii) the Board of Directors of Chronicle has materially modified or withdrawn the approval, determination, or recommendation referred to in Section 4.4.

     9.2    Effect of Termination.  In the event of the termination of this
            ---------------------
Agreement pursuant to Section 9.1, this Agreement, except for the provisions of
Section 7.3(i), Section 7.3(l), Section 9.3, Section 10.8 (subject to Section 9.3), and Section 10.13, shall immediately become null and void and have no effect, without any liability on the part of any party or its directors, officers, or shareholders. Nothing in this Section 9.2 shall relieve any party to this Agreement of liability for breach of this Agreement.

     9.3    Fees and Expenses.
            -----------------

            (a)   If this Agreement is terminated by Acquiror (i) pursuant to
Section 9.1(f), other than as a result of the failure of any condition in
Section 8.1 or the condition in Section 8.3(a) or Section 8.3(l) to be satisfied or to be capable of being satisfied prior to the Termination Date, or
(ii) pursuant to Section 9.1(f) as a result of the failure of the condition in
Section 8.3(a) to be satisfied or to be capable of being satisfied prior to the Termination Date, unless such condition was not satisfied and was not capable of being satisfied as a result of a change in circumstances after the date of this Agreement, Chronicle shall promptly pay to Acquiror an amount equal to the actual reasonable fees and expenses paid or payable by or on behalf of Acquiror to its attorneys, accountants, environmental consultants, management consultants, and other consultants and advisors in connection with the negotiation, execution, and delivery of this Agreement and the transactions contemplated by this Agreement; provided, however, that such payment shall in no event exceed $1,500,000. Such payment shall be made in same day funds no later than five business days after receipt by Chronicle of detailed written statements describing the fees and expenses.

            (b)   If this Agreement is terminated by Chronicle (i) pursuant to
Section 9.1(e), other than as a result of the failure of any condition in
Section 8.1 or the condition in Section 8.2(a) or Section 8.2(i) to be satisfied or to be capable of being satisfied prior to the Termination Date, or
(ii) pursuant to Section 9.1(e) as a result of the failure of the condition in
Section 8.2(a) to be satisfied or to be capable of being satisfied prior to the Termination Date, unless such condition was not satisfied and was not capable of being satisfied as a result of a change in circumstances after the date of this Agreement, Acquiror shall pay promptly to Chronicle an amount equal to the actual reasonable fees and expenses paid or payable by or on behalf of Chronicle and Spinco to their attorneys, accountants, environmental consultants, management consultants, and other consultants and advisors in connection with the negotiation, execution, and delivery of this Agreement; provided, however, that such payment shall in no event exceed the sum of $1,500,000. Such payment shall be made in same day funds no later than five business days after receipt by Acquiror of detailed written statements describing the fees and expenses.

                                   ARTICLE X
                                 MISCELLANEOUS

     10.1   Survival of Representations and Warranties.  The
            ------------------------------------------
representations of Chronicle in Section 4.17(d) and the representations of Acquiror in Section 5.11(d) shall survive beyond the Closing Date. All other representations and warranties contained in this Agreement shall not survive beyond the Closing Date. This Section 10.1 shall not limit (a) any covenant or agreement of the parties to this Agreement that by its terms requires performance after the Closing Date, including the covenants of Acquiror in
Section 7.10(b), Section 7.13(b), and Section 7.13(h), or (b) the obligations of Spinco under the Contribution Agreement and this Agreement.

     10.2   Entire Agreement.  This Agreement, the Exhibits and Schedules
            ----------------
to this Agreement, and the Confidentiality Agreement referred to in Section 7.2, together constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter of this Agreement.

     10.3   Notices.  All notices and other communications hereunder shall
            -------
be in writing and shall be deemed to have been duly given when delivered in person, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

if to Acquiror:                  Tele-Communications, Inc.
                                 Terrace Tower II
                                 5619 DTC Parkway
                                 Englewood, Colorado  80111
                                 Telecopy:  (303) 488-3219
                                 Attention:  Robert J. Lewis

with copies to:                  Tele-Communications, Inc.
                                 Terrace Tower II
                                 5619 DTC Parkway
                                 Englewood, Colorado  80111
                                 Telecopy:  (303) 488-3217
                                 Attention:  Mary S. Willis, Esq.
                                             Legal Department

and                              Sherman & Howard L.L.C.
                                 3000 First Interstate Tower North
                                 633 Seventeenth Street
                                 Denver, Colorado  80202
                                 Telecopy:  (303) 298-0940
                                 Attention:  Charles Y. Tanabe, Esq.

if to Chronicle:                 The Chronicle Publishing Company
                                 901 Mission Street
                                 San Francisco, California  94103
                                 Telecopy: (415) 495-5057
                                 Attention: W. Ronald Ingram, Esq.

with copies to:                  Dow, Lohnes & Albertson
                                 1255 23rd Street, N.W., Suite 500,
                                 Washington, D.C.  20037
                                 Telecopy: (202) 857-2900
                                 Attention: Leonard J. Baxt, Esq.

and                              Skadden, Arps, Slate, Meagher & Flom
                                 919 Third Avenue
                                 New York, New York  10022
                                 Telecopy: (212) 735-2000
                                 Attention: Matthew A. Rosen, Esq.

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by telecopy shall be deemed effective when confirmed. Any notice or communication sent by registered or certified mail, return receipt requested, shall be deemed effective when received, as evidenced by the return receipt. This Section 10.3 shall not preclude delivery of any notice or communication by means other than those specified in this Section 10.3.

     10.4   GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND
            -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER PRINCIPLES OF CONFLICTS OF LAWS APPLICABLE THERETO, EXCEPT THAT CERTAIN PROVISIONS OF THIS AGREEMENT RELATING TO THE MERGER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE NEVADA CORPORATION LAW TO THE EXTENT PROVIDED IN THIS AGREEMENT.

     10.5   Rules of Construction.  The descriptive headings in this
            ---------------------
Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires. As used in this Agreement, the word "including" is not limiting, and the word "or" is not exclusive.

     10.6   Parties in Interest.  This Agreement shall be binding upon and
            -------------------
inure solely to the benefit of each party to this Agreement, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement except (a) for Section 7.3, Section 7.13(b) and Section 10.9, which are intended to be for the benefit of the Persons provided for therein and may be enforced by such Persons, and (b) for those other provisions of this Agreement that by their terms afford certain rights and remedies to Spinco, which are intended to be for the benefit of Spinco and may be enforced by Spinco.

     10.7   Counterparts.  This Agreement may be executed in counterparts,
            ------------
each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     10.8   Payment of Expenses.  Except as otherwise expressly provided in
            -------------------
this Agreement, each of the parties to this Agreement shall bear its own expenses, including the fees of any attorneys and accountants engaged by such party, in connection with this Agreement and the consummation of the transactions contemplated herein. Any sales or other transfer taxes payable in connection with the Contribution and the Distribution shall be paid by Spinco, and any such sales or other transfer taxes payable in connection with the Merger shall be paid by Acquiror and Spinco in equal shares.

     10.9   No Personal Liability.  This Agreement shall not create or be
            ---------------------
deemed to create or permit any personal liability or obligation on the part of any direct or indirect shareholder of any party to this Agreement or any officer, director, employee, agent, representative, or investor of any party to this Agreement.

     10.10  Binding Effect; Assignment.  This Agreement shall inure to the
            --------------------------
benefit of and be binding upon the parties to this Agreement and their respective legal representatives and successors. This Agreement may not be assigned by any party to this Agreement.

     10.11  Amendment.  This Agreement may not be amended except by an
            ---------
instrument in writing signed on behalf of all the parties. To the extent permitted by applicable law, any amendment to this Agreement after the meeting of the shareholders of Chronicle referred to in Section 7.7 may be made without seeking the approval of such shareholders.

     10.12  Extension; Waiver.  Any party to this Agreement may (a) extend
            -----------------
the time for the performance of any of the obligations or other acts of the other parties to this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document, certificate, or writing delivered pursuant to this Agreement by any other party, or (c) waive compliance by any other party with any of the agreements or conditions contained herein or any breach thereof. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     10.13  Legal Fees; Costs.  If any party to this Agreement institutes
            -----------------
any action or proceeding, whether before a court or arbitrator, to enforce any provision of this Agreement, the prevailing party therein shall be entitled to receive from the losing party reasonable attorneys' fees and costs incurred in such action or proceeding, whether or not such action or proceeding is prosecuted to judgment.

     10.14  Alternative Structure of Contribution and Distribution.
            ------------------------------------------------------
Notwithstanding anything to the contrary contained in this Agreement, at any time prior to 60 days prior to the Closing Date, or such later date as Acquiror shall agree, such agreement not to be unreasonably withheld, Chronicle shall be entitled to revise the structure of the Contribution and the Distribution provided that any such revised structure (i) has been approved by the requisite shareholders of Chronicle, (ii) does not adversely affect the status of the Merger as a tax-free reorganization under Section 368(a) of the Code, (iii) requires Chronicle to form one or more new corporations (each corporation referred to as "New Spinco" and collectively the "New Spincos") to which all the assets described in Section 3.1(a) are in the aggregate transferred, (iv) requires all the outstanding shares of all the New Spincos to be issued to and held by Chronicle immediately prior to the Distribution, (v) requires the New Spincos to jointly and severally assume all the liabilities of Chronicle required to be assumed by Spinco pursuant to this Agreement and the Contribution Agreement, (vi) requires Chronicle to transfer (pursuant to a pro rata distribution, a non-pro rata exchange offer or otherwise) all the outstanding stock of all the New Spincos to the shareholders of Chronicle prior to the Merger, (vii) will be consummated in as timely a manner as the structure contemplated by this Agreement, and (viii) provides Acquiror with indemnification rights against New Spincos, jointly and severally, that are at least as favorable to Acquiror, determined by Acquiror in its reasonable, good faith discretion, as Acquiror's indemnification rights against Spinco pursuant to this Agreement. If Chronicle elects to revise the structure of the Contribution and Distribution pursuant to this
Section 10.14, this Agreement and any related documents, including the Contribution Agreement, shall be appropriately amended in order to reflect any such revised structure. If Chronicle elects to pursue any such revised structure, it shall promptly notify Acquiror and provide it with sufficient detail as to such revised structure.

     10.15  Time.  Time is of the essence under this Agreement.  If the
            ----
last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a business day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding business day. For purposes of this Agreement, the term "business day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in Denver, Colorado or San Francisco, California are required or authorized to be closed.

                                  ARTICLE XI
                                  DEFINITIONS

     11.1   Terms Defined Elsewhere in this Agreement.  The following
            -----------------------------------------
terms, as used in this Agreement, have the meanings set forth in the sections indicated below:


 Term                                            Section
 ----                                            -------

 AAA Note                                        Section 3.2

 Acquiror                                        Preamble

 Acquiror Class A Common Stock                   Section 2.1(a)

 Acquiror Class B Common Stock                   Section 2.2(d)(iii)

 Acquiror Common Stock                           Section 2.1(a)

 Acquiror Common Stock Value                     Section 2.2(c)

 Acquiror Deduction Item                         Section 7.13(b)(iii)(A)

 Acquiror Indemnified Parties                    Section 7.3(l)(ii)

 Acquiror Loans                                  Section 3.3(a)

 Acquiror PPM Information                        Section 7.3(a)

 Acquiror Restructuring                          Section 2.7(a)

 Acquiror's SEC Reports                          Section 5.5

 Agreement                                       Preamble

 Amended Deduction Item                          Section 7.13(b)(iii)(B)

 Antitrust Division                              Section 7.8(b)

 Term                                            Section
 ----                                            -------

 Articles of Merger                              Section 1.3

 Average Trading Price                           Section 2.2(e)

 Basic Subscribers                               Section 2.3(b)

 Bay TV                                          Preliminary Statements

 Blackout Period                                 Section 7.3(f)

 Broadcast Basic Service                         Section 2.3(d)

 Broadcast Basic Subscribers                     Section 2.3(e)

 Capital Budget                                  Section 6.1(j)

 Certificate of Merger                           Section 1.3

 Chronicle                                       Preamble

 Chronicle Common Stock                          Section 2.1(a)

 Chronicle Common Stock Value                    Section 2.2(b)

 Chronicle PPM Information                       Section 7.3(a)

 Chronicle Stock Certificates                    Section 2.8(a)

 Class A Preferred                               Section 5.4(a)

 Class B Preferred                               Section 5.4(a)

 Closing                                         Section 1.1(a)

 Closing Date                                    Section 1.1(c)

 Contribution                                    Section 3.1(a)

 Contribution Agreement                          Section 3.1(a)

 Conversion Number                               Section 2.2(a)

 Dissenting Shares                               Section 2.13

 Distribution                                    Section 3.2

 Effective Time                                  Section 1.3

 Equivalent Basic Subscribers                    Section 2.3(f)

 Escrowed Shares                                 Section 2.6(a)

 Estimated Purchase Price                        Section 2.5(a)

 Term                                            Section
 ----                                            -------

 Exchange Agent                                  Section 2.8(a)

 Existing Chronicle Debt                         Section 2.4(b)

 Expanded Basic Service                          Section 2.3(g)

 FTC                                             Section 7.8(b)

 Household Basic Subscribers                     Section 2.3(c)

 Indemnified Party                               Section 7.3(l)(iv)

 Indemnifying Party                              Section 7.3(l)(iv)

 Interfering Transfer                            Section 7.10(b)

 Losses                                          Section 7.3(l)(i)

 Material Contracts                              Section 4.14(a)

 Maximum Value                                   Section 2.2(d)

 Merger                                          Section 1.2

 Minimum Value                                   Section 2.2(d)

 Nasdaq                                          Section 2.2(e)

 New Spinco                                      Section 10.14

 Other Acquiror Common Stock                     Section 2.7(a)

 Other Acquiror Common Stock Ratio               Section 2.7(b)

 Per Subscriber Reduction Amount                 Section 2.3(a)

 PPM                                             Section 7.3(a)

 Prospectus                                      Section 7.3(b)

 Purchase Price                                  Section 2.2(f)

 Registration Statement                          Section 7.3(b)

 Retained Chronicle Debt                         Section 2.4(a)

 Selling Shareholder Indemnified Parties         Section 7.3(l)(i)

 Selling Shareholders                            Section 7.3(b)

 Series C Preferred                              Section 5.4(a)

 Series E Preferred                              Section 5.4(a)

 Term                                            Section
 ----                                            -------

 Spinco                                          Preliminary Statements

 Spinco Assumed Liabilities                      Section 7.13(b)(iii)(A)

 Spinco Common Stock                             Section 3.1(c)(i)

 Subscriber Shortfall                            Section 2.2(f)

 Subscriber Target                               Section 2.3(a)

 Surviving Corporation                           Section 1.2

 Termination Date                                Section 9.1(d)

 Transferable Franchise Area                     Section 8.3(d)(ii)

 V U West Agreement                              Section 2.4(a)(i)

 Western                                         Preliminary Statements

 Working Capital Deficit                         Section 3.1(b)

      11.2  Terms Defined in this Section.  The following terms, as used in
            -----------------------------
this Agreement, shall have the meanings set forth in this Section:

      "Affiliate" means, as to any Person, any other Person which, directly or indirectly, controls, or is under common control with, or is controlled by such Person. As used in this definition, "control" means possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person (whether through the ownership of voting securities, by contract, or otherwise), and the terms "controlling," "controlled by," and "under common control with" have meanings corresponding to that of the term "control."

      "Chronicle Employee Benefit Plan" means any Employee Benefit Plan that is
(i) currently maintained or sponsored by Chronicle or any ERISA Affiliate of Chronicle, or (ii) to which Chronicle or any ERISA Affiliate of Chronicle is obligated to contribute on behalf of any current or former employee of Chronicle or any ERISA Affiliate of Chronicle.

      "Chronicle Taxes" means (a) any Tax payable by Chronicle attributable to any taxable period ending on or before the Effective Time, and (b) all Taxes not associated with the business operations of Western.

      "Chronicle Tax Returns" means any Tax Return with respect to Chronicle Taxes.

      "COBRA" means Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Communications Act" means, collectively, the Communications Act of 1934, as amended, the Cable Communications Policy Act of 1984, as amended, and the Cable Television Consumer Protection and Competition Act of 1992, and the applicable rules and regulations thereunder.

      "Delaware Corporation Law" means the General Corporation Law of Delaware.

      "Employee Benefit Plan" means any "employee benefit plan," as defined in
Section 3(3) of ERISA, including any plan providing severance pay, disability benefits, or death benefits, any retirement plan, and any hospitalization, medical, or life insurance plan.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Affiliate" means, with respect to any Person, any trade or business that at any relevant time is treated as a single employer with or under common control with such Person, within the meaning of Section 414(b),
Section 414(c), Section 414(m), or Section 414(o) of the Code.

      "Exchange Act" means, collectively, the Securities Exchange Act of 1934, as amended, and, unless the context indicates otherwise, the rules and regulations thereunder.

      "FCC" means the Federal Communications Commission.

      "Franchise" means any governmental franchise or similar authorization (other than any license issued by the FCC or any municipal business licenses) pursuant to which Western is authorized to provide cable television service.

      "Franchise Area" means any of the geographic areas in which Western is authorized to provide cable television service pursuant to a Franchise or provides cable television service in any geographic area in which a Franchise is not required pursuant to applicable law.

      "GAAP" means generally accepted accounting principles as in effect from time to time in the United States.

      "HSR Act" means, collectively, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

      "IRS" means the Internal Revenue Service.

      "Multiemployer Plan" means any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

      "Nevada Corporation Law" means the General Corporation Law of Nevada, Nevada Revised Statutes, Title 7, Chapter 78, as in effect from time to time.

      "Pension Plan" means any "employee pension plan," as defined in Section 3(2) of ERISA (but excluding any Multiemployer Plan) that is (i) currently maintained or sponsored by Chronicle or any ERISA Affiliate of Chronicle and under which any current or former employees of Western are covered, or (ii) to which Chronicle or any ERISA Affiliate of Chronicle is obligated to contribute on behalf of any current or former employee of Western.

      "Person" means an individual, corporation, association, partnership, joint venture, trust, estate, limited liability company, limited liability partnership, or other entity or organization.

      "Securities Act" means, collectively, the Securities Act of 1933, as amended, and, unless the context indicates otherwise, the rules and regulations thereunder.

      "Subsidiary" means, with respect to any Person, any other Person, whether or not incorporated, of which (a) such Person or any other Subsidiary of such Person is a general partner or (b) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such other Person is directly or indirectly owned or controlled by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries.

      "System" means a cable television reception and distribution system consisting of one or more headends, trunk cable, subscriber drops, and associated electronic equipment, that is operated, or is capable of being operated, as an independent system without interconnection to another system.

      "Tax" means any income, gross receipts, ad valorem, premium, excise, value-added, sales, use, transfer, gains, franchise, license, severance, stamp, occupation, service, lease, withholding, employment, payroll, premium, property, or windfall profits tax, alternative or add-on-minimum tax, or other tax, fee, or assessment, together with any interest and any penalty, addition to tax, or additional amount imposed by any governmental authority responsible for the imposition of any such tax.

      "Tax Return" means any return, report, statement, information statement, or similar document required to be filed with any authority with respect to Taxes.

      "Western Employee Benefit Plan" means any Employee Benefit Plan that is
(i) currently maintained or sponsored by Chronicle or any ERISA Affiliate of Chronicle and under which any current or former employee of Western is covered, or (ii) to which Chronicle or any ERISA Affiliate of Chronicle is obligated to contribute on behalf of any current or former employee of Western.


      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

                                THE CHRONICLE PUBLISHING COMPANY



                                By:       /s/    John B. Sias
                                   ------------------------------------------
                                   Name:  John B. Sias
                                   Title: President & Chief Executive Officer


                                TELE-COMMUNICATIONS, INC.



                                By:       /s/    Brendan R. Clouston
                                   -------------------------------------
                                   Name:  Brendan R. Clouston
                                   Title: Executive Vice President

                              SCHEDULE 7.3(B)


      Registrable Securities may be sold by Selling Shareholders directly or through agents designated from time to time or to or through broker-dealers designated from time to time. To the extent required, any such agent or broker-dealer involved in the offer and sale of Registrable Securities and any applicable commissions, discounts or other items constituting compensation to such agents or broker-dealers will be set forth in a Prospectus Supplement.

      The distribution of Registrable Securities may be effected from time to time in one or more public or private transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices determined on a negotiated or competitive bid basis. Registrable Securities may be sold through a broker-dealer acting as agent or broker for a Selling Shareholder, or to a broker-dealer acting as principal. In the latter case, the broker-dealer may then resell such Registrable Securities to the public at varying prices to be determined by such broker-dealer at the time of resale. Registrable Securities may be sold in connection with equity swap, put or call, margin and similar transactions entered into by a Selling Shareholder, including sales by or at the direction of the counterparty to any of such transactions.